Exhibit 4.10

***Certain information in this document has been excluded pursuant to Item 601(a)(6) and Item 601(b)(10) of Regulation S-K. Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

CONVERTIBLE NOTE PURCHASE AGREEMENT

between

YATSEN HOLDING LIMITED

and

Polaris Veritas Investment Limited

Dated as of March 11, 2026

i

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on March 11, 2026, by and between:

(1)
Yatsen Holding Limited, a Cayman Islands exempted company (the “Company”); and
(2)
Polaris Veritas Investment Limited, a Cayman Islands exempted company (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, the Notes (as defined below) upon and subject to the terms and conditions set forth in this Agreement, together with accompanying warrants to purchase Class A Ordinary Shares substantially in the form attached hereto as Exhibit C (the “Warrants”); and

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

“ADS” means the American depositary shares of the Company, each representing twenty Class A Ordinary Shares.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble.

“Anticorruption Laws” mean laws, regulations or orders relating to anti-bribery or anticorruption (governmental or commercial) applicable to the business and dealings of the Company and each Subsidiary of the Company, including applicable laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment) to any Government Official, commercial entity, or any other Person to obtain a business advantage; such as, without limitation, the PRC anticorruption laws, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Back Leverage” means with respect to the Purchaser, the: (a) incurrence of indebtedness by the Purchaser (or an Affiliate thereof) to (i) finance all or a portion of its purchase of the Second Note, (ii) finance a return of capital with respect to its investment in the Notes, or (iii) refinance or replace indebtedness described in this clause (a), and (b) granting of Encumbrance by the Purchaser to secure payment of such indebtedness, including on the Notes, Warrants, Conversion Securities and Warrant Shares.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and specific performance, injunctive relief, other equitable remedies and general equity principles.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by Law to be closed in the PRC, Hong Kong, Singapore, or the Cayman Islands.

“Class A Ordinary Shares” means Class A ordinary shares, par value US$0.00001 per share, in the share capital of the Company.

“Class B Ordinary Shares” means the Class B ordinary shares, par value US$0.00001 per share, in the share capital of the Company.

“Closing” means the First Closing or the Second Closing, as applicable.

“Closing Date” means the First Closing Date or the Second Closing Date, as applicable.

“Company” has the meaning set forth in the preamble.

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, commitment, arrangement or understanding.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, provided that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) of the outstanding voting securities of such Person or the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Securities” has the meaning set forth in Section 3.1(c).

“CSRC” has the meaning set forth in Section 4.3.

“CSRC Filing” has the meaning set forth in Section 4.3.

2

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, adverse claim of ownership or use, or other encumbrance of any kind, other than encumbrances created by virtue of the transactions contemplated by any Transaction Document.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.1(j).

“First Closing” has the meaning set forth in Section 2.3(a).

“First Closing Date” has the meaning set forth in Section 2.3(a).

“First Note” means the convertible senior note in the principal amount of RMB415,458,000 to be issued by the Company to the Purchaser at the First Closing, substantially in the form attached hereto as Exhibit A.

“First Note Purchase Price” means the U.S. Dollar Equivalent Amount of the principal amount of the First Note, calculated using the Spot Rate for the Rate Calculation Date.

“Fundamental Representations” means with respect to the Company, the representations and warranties set forth in the first sentence in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(g), and 3.1(s); and with respect to the Purchaser and solely for the purpose of Article VII, the representations and warranties set forth in Sections 3.2(a) and 3.2(b).

“GAAP” means the United States generally accepted accounting principles.

“Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office, (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF) or Groupe d’action Financière sur le Blanchiment de Capitaux (GAFI); or (iv) any company, business, enterprise or other entity owned, in whole or in part, or Controlled by any Person described in the foregoing clause (i), (ii) or (iii) of this definition.

“Governmental Entity” means (i) any national, federal, state, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clause (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or Controlled by any Person described in the foregoing clause (i), (ii) or (iii) of this definition, or (v) any political party.

“Indemnified Liabilities” has the meaning set forth in Section 7.2(a).

3

“Indemnitees” has the meaning set forth in Section 7.2(a).

“Indemnitor” has the meaning set forth in Section 7.2(a).

“Intellectual Property” means any and all rights in any of the following: (a) trademarks and service marks, trade dress, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including rights in password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and patent applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (c) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (d) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (e) database rights; (f) rights in Internet websites, domain names and applications and registrations pertaining thereto; (g) books and records pertaining to the foregoing; and (h) claims or causes of action arising out of past, present or future infringement or misappropriation of any of the foregoing.

“Judgment” means any judgment, order, injunction or decree of any Governmental Entity.

“knowledge” means, with respect to any Person, the actual or constructive knowledge of such Person’s executive officers (as defined in Rule 405 under the Securities Act).

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets, liabilities, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the authority or ability of the Company to enter into the Transaction Documents and to perform its obligations thereunder; provided, however, that for purposes of clause (a) above, in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any effect resulting from compliance with the terms and conditions of, or from the announcement of the transactions contemplated by the Transaction Documents, (ii) any effect that results from changes affecting any industry in which the Company or its Subsidiaries operate generally or the economy generally, (iii) any effect that results from changes affecting general worldwide economic or securities, credit or financial markets (including interest rates and exchange rates), so long as such changes in (ii) or (iii), as applicable, do not disproportionately affect the Company and its Subsidiaries taken as a whole in any material respect relative to other similarly situated industry participants, (iv) any pandemic, earthquake, typhoon, tornado or other natural disaster or similar force majeure event, or outbreak or escalation of hostilities or acts of war (whether or not declared) or terrorism, (v) any failure to

4

meet any internal or public projections, forecasts, guidance or analysts’ expectations (but the underlying causes that lead to such failure are not exceptions to a Material Adverse Effect unless otherwise indicated in other enumerated exceptions in this paragraph), (vi) any change in the Company’s stock price or trading volume or in the Company’s credit rating (but the underlying causes that lead to such change are not exceptions to a Material Adverse Effect unless otherwise indicated in other enumerated exceptions in this paragraph), or (vii) changes or developments in GAAP, other applicable accounting rules or applicable Law, or the enforcement or interpretation thereof, or changes or developments in political, regulatory or legislative conditions, in each case as proposed, adopted or enacted after the date hereof.

“Memorandum and Articles” means the memorandum and articles of association of the Company, as amended and/or restated from time to time and as in effect at the relevant time.

“Money Laundering Laws” means all money laundering-related laws applicable to the Company and its Subsidiaries.

“NDRC” has the meaning set forth in Section 4.4.

“NDRC Administrative Measures” has the meaning set forth in Section 4.4.

“NDRC Certificate” has the meaning set forth in Section 4.4.

“Notes” means the First Note and the Second Note, collectively.

“NYSE” means the New York Stock Exchange.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares, collectively.

“PRC Overseas Offering and Listing Regulations” has the meaning ascribed to it in Section 4.3.

“Permits” has the meaning set forth in Section 3.1(o).

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person, (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor, and (iv) with respect to the Purchaser, any partner, member or shareholder of the Purchaser or their respective Affiliates.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Entity.

“PRC” means the People’s Republic of China.

5

“Proceedings” means any legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations of any nature.

“Public Documents” means all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the SEC from time to time pursuant to the Securities Act or the Exchange Act, together with all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference thereto.

“Purchaser” has the meaning set forth in the preamble.

“Rate Calculation Date” means, with respect to any payment date or other date on which the U.S. Dollar Equivalent Amount of any Renminbi amount or the Renminbi Equivalent Amount of any U.S. dollar amount is to be determined under the Transaction Documents, the day that is two (2) Business Days prior to such payment date or other date.

“Registered Intellectual Property” has the meaning set forth in Section 3.1(q).

“Renminbi”, “RMB” or “CNY” means the lawful currency of the People’s Republic of China.

“Renminbi Equivalent Amount” means, in respect of any amount denominated in U.S. dollars, the amount in Renminbi calculated by multiplying such U.S. dollar amount by the Spot Rate for the relevant Rate Calculation Date.

“Sanctions Law and Regulations” means any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Target” means (i) any country or territory that is the subject of country-wide or territory-wide sanctions, including, without limitation, as of the date of this Agreement, Iran, Cuba, Syria, Crimea and North Korea, (ii) a Person that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC or any equivalent list of sanctioned persons issued by the U.S. Department of State, or (iii) a Person that is located in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Sanctions Law and Regulations.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Closing” has the meaning set forth in Section 2.3(b).

“Second Closing Date” has the meaning set forth in Section 2.3(b).

“Second Closing Termination Fee” has the meaning set forth in Section 6.3(a).

“Second Long Stop Date” has the meaning set forth in Section 6.1(d).

6

“Second Note” means the convertible senior note in the principal amount of RMB415,458,000 to be issued by the Company to the Purchaser at the Second Closing, substantially in the form attached hereto as Exhibit B.

“Second Note Purchase Price” means the principal amount of the Second Note, payable in Renminbi.

“Securities” means any Ordinary Shares or any equity interest in, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company, and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any Ordinary Shares or such equity interest or shares of any class in the share capital of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spot Rate” means, for any Rate Calculation Date, the USD/RMB spot exchange rate determined as follows: (a) the USD/CNY official fixing rate, expressed as the amount of CNY per USD 1.00 as reported by the Treasury Markets Association, Hong Kong (www.tma.org.hk) as its USD/CNY(HK) spot rate at approximately 11:30 a.m., Hong Kong time, with respect to such Rate Calculation Date; (b) if it becomes impossible to obtain the USD/CNY official fixing rate on the Rate Calculation Date as outlined in limb (a), the Spot Rate shall be the USD/CNY official fixing rate, expressed as the amount of CNY per USD1.00, authorized by the People’s Bank of China of the People’s Republic of China for reporting by the China Foreign Exchange Trade System (www.chinamoney.com.cn) at approximately 9:15 a.m., Beijing time, with respect to such Rate Calculation Date; and (c) if none of the foregoing is available, such rate as the Company and the Purchaser shall mutually agree in good faith and in a commercially reasonable manner.

“Subsidiary” means, with respect to any specified Person, any other Person that is Controlled by such specified Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with the accounting standards applicable to such Person.

“Transaction Documents” means this Agreement, the Notes, the Warrants, and each of the other agreements and documents entered into or delivered thereunder or in connection therewith.

“U.S.” or “United States” means the United States of America.

“U.S. Dollar Equivalent Amount” means, in respect of any amount denominated in Renminbi, the amount in U.S. dollars calculated by dividing such Renminbi amount by the Spot Rate for the relevant Rate Calculation Date.

7

“Voting Company Debt” has the meaning set forth in Section 3.1(d).

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” means the Class A Ordinary Shares issuable upon exercise of the Warrants.

Section 1.2 Interpretation.

(a) The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(b) In this Agreement, except as otherwise provided:

(i) the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(ii) where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement;

(iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole;

(iv) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders;

(v) references to a Person are also to its successors and permitted assigns; and

(vi) references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

Article II
THE NOTES AND THE WARRANTS

Section 2.1 Sale and Issuance of the Notes. Subject to the terms and conditions of this Agreement, (a) at the First Closing, the Company shall issue and sell to the Purchaser the First Note with an aggregate principal amount of RMB415,458,000, and the Purchaser shall subscribe for and purchase the First Note from the Company for the First Note Purchase Price, and (b) at the Second Closing, the Company shall issue and sell to the Purchaser the Second Note with an aggregate principal amount of RMB415,458,000, and the Purchaser shall subscribe for and purchase the Second Note from the Company for the Second Note Purchase Price.

Section 2.2 Warrants. Subject to the terms and conditions of this Agreement, the Company shall issue and grant to the Purchaser at each Closing, two (2) Warrants (“Warrant A” and “Warrant B”), each in the form hereto as Exhibit C and exercisable in accordance with the

8

terms and conditions thereof, for no additional consideration. Each of Warrant A and Warrant B shall be exercisable for such number of Warrant Shares (rounded down to the nearest whole number) up to 50% and 50%, respectively, of one-tenth (1/10) of the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) actually issued by the Company upon conversion of all or a portion of the corresponding Note.

Section 2.3 Closing; Deliverables.

(a) The closing of the transactions set forth in Section 2.1(a) (the “First Closing”) shall take place remotely via the exchange of documents and signatures on a date that is no later than ten (10) Business Days following the date on which all conditions to the First Closing set forth in Article V (other than those conditions that by their nature are to be satisfied at the First Closing) have been satisfied or waived by the party entitled to the benefit thereof, or such other date as the parties hereto may mutually agree in writing (the “First Closing Date”).

(b) The closing of the transactions set forth in Section 2.1(b) (the “Second Closing”) shall take place remotely via the exchange of documents and signatures on a date that is no later than the later of (i) forty-five (45) Business Days following the First Closing and (ii) ten (10) Business Days following the date on which all conditions to the Second Closing set forth in Article V (other than those conditions that by their nature are to be satisfied at the Second Closing) have been satisfied or waived by the party entitled to the benefit thereof, or such other date as the parties hereto may mutually agree in writing (the “Second Closing Date”).

(c) At each Closing, as applicable:

(i) the Company shall deliver to the Purchaser:

(A) the First Note or the Second Note (as applicable), duly executed by the Company and registered in the name of the Purchaser;

(B) a copy of the Company’s register maintained for registration or transfer of the Notes, evidencing the duly registration of the Purchaser as the holder of the relevant Notes; and

(C) the Warrants corresponding to the applicable Note, duly executed by the Company and registered in the name of the Purchaser;

(ii) the Purchaser shall pay, or cause to be paid, (A) the First Note Purchase Price in U.S. dollars, or (B) the Second Note Purchase Price in Renminbi, as applicable, by wire transfer of immediately available funds to a bank account designated in writing by the Company at least three (3) Business Days prior to the applicable Closing Date.

9

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the First Closing Date and the Second Closing Date (except to the extent that any representation or warranty is expressly made as of a specified date, in which case as of such date) that, except as set forth in the Public Documents filed prior to the date of this Agreement (without giving effect to any amendment thereto filed on or after the date of this Agreement and excluding disclosures of non-specific risks faced by the Company included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are predictive and general in nature; it being further agreed that (i) any information disclosed in any such Public Documents shall be deemed disclosure only with respect to a Section of this Agreement to which the relevance of such information is reasonably apparent to the Purchaser from the text of such information contained in such Public Documents and (ii) no information disclosed in any such Public Documents shall be deemed to qualify or modify the Fundamental Representations):

(a) Organization and Qualification. The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and each Subsidiary of the Company is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, and is duly qualified or licensed to do business in all material respects in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes, the Warrants, the Conversion Securities, and the Warrant Shares, have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document has been or will be duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Valid Issuance.

(i) The Notes have been duly authorized for issuance and sale to the Purchaser and, when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms hereof, the Notes will be validly issued and constitute legally binding and valid obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

10

(ii) The Securities issuable upon the conversion of the Notes (the “Conversion Securities”) have been duly authorized and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Notes and the Memorandum and Articles, the Conversion Securities will be (A) validly issued, fully paid and non-assessable, (B) issued in compliance with applicable securities Laws, and (C) free from any preemptive or similar rights or any Encumbrance (it being understood that the Conversion Securities may be subject to restrictions on transfer under the applicable securities Laws).

(iii) The Warrants have been duly authorized for issuance and grant to the Purchaser and, when issued and granted in accordance with the terms hereof, will constitute legally binding and valid obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(iv) The Warrant Shares have been duly authorized and validly reserved for issuance. When issued upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be (A) validly issued, fully paid and non-assessable, (B) issued in compliance with applicable securities Laws, and (C) free from any preemptive or similar rights or any Encumbrance (it being understood that the Warrant Shares may be subject to restrictions on transfer under the applicable securities Laws).

(d) Capitalization.

(i) As of the date hereof, the authorized share capital of the Company consists of 10,000,000,000 shares with a par value of US$0.00001 each, comprising 6,000,000,000 Class A Ordinary Shares, 960,852,606 Class B Ordinary Shares and 3,039,147,394 shares of such class or classes (however designated) as the Board may determine in accordance with the Memorandum and Articles. All issued and outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) as of the date hereof have been duly authorized and validly issued and are fully paid and non-assessable.

(ii) Except (A) as described in Section 3.1(d)(i), (B) as contemplated under the Transaction Documents or (C) share incentive awards that have been granted and may be granted from time to time pursuant to the Company’s share incentive plans as disclosed in the Public Documents, as of the date hereof, (1) no Securities are issued or outstanding; (2) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on matters on which holders of the Ordinary Shares may vote generally (“Voting Company Debt”); and (3) there are no Securities, stock-based performance units, share appreciation rights or other rights, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company is bound, that obligate the Company or any of its Subsidiaries to issue or sell any Securities or Voting Company Debt.

(e) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes, the Warrants, the Conversion Securities, and the Warrant Shares will not (i) result in a violation of the Memorandum and Articles, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment,

11

acceleration or cancellation of, any Contract to which the Company is a party, or (iii) result in a violation of any Law applicable to the Company or by which any property or asset thereof is bound, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Consents. Subject to the accuracy of the representations and warranties of the Purchaser in Section 3.2, the execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes, the Warrants, the Conversion Securities, and the Warrant Shares, do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity, except for (i) the NDRC Certificate to be obtained by the Company or one of its Subsidiaries in accordance with Section 4.4, (ii) the CSRC Filings to be made by the Company or one of its Subsidiaries in accordance with Section 4.3 and (iii) filings that may be required to be made with the SEC (e.g., a Form 6-K) or the NYSE.

(g) Sale of Securities. Subject to the accuracy of the representations and warranties of the Purchaser in Section 3.2, the offer, sale and issuance of the Notes and the issuance of the Warrants, the Conversion Securities, and the Warrant Shares are exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in any “directed selling efforts” into the United States (as defined in Rule 902 of Regulation S under the Securities Act) or in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or issuances of the Notes, the Warrants, the Conversion Securities, and the Warrant Shares, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or issuances of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Notes, the Warrants, the Conversion Securities, and the Warrant Shares under the Transaction Documents to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of applicable exemptions from registration under the Securities Act to be available, nor will the Company take any action or steps, other than pursuant to the Transaction Documents, that would cause the offering or issuance of the Notes, the Warrants, the Conversion Securities, and the Warrant Shares under the Transaction Documents to be integrated with other offerings by the Company. The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

(h) Listing. Both of the Class A Ordinary Shares (not for trading but in connection with the listing of the ADSs) and the ADSs are registered pursuant to Section 12(b) of the Exchange Act and the ADSs are listed on the NYSE, and the Company has taken no action to terminate the registration of the Class A Ordinary Shares under the Exchange Act or delist the ADSs from the NYSE. The Company has not received any notification that the SEC or the NYSE is currently contemplating terminating such registration or listing, and the Company is not in violation in all material respects of the applicable listing requirements of the NYSE and has no knowledge of any facts that would reasonably be expected to lead to the delisting or suspension of the ADSs from the NYSE in the foreseeable future.

12

(i) Public Documents. The Company has timely filed or furnished all Public Documents. As of their respective filing or furnishing dates, the Public Documents complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act as applicable to the respective Public Documents, and, other than as corrected, clarified or otherwise modified in a subsequent Public Document, none of the Public Documents, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC or its staff and to the Company’s knowledge, none of the Public Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(j) Financial Statements. As of their respective dates, the consolidated financial statements of the Company (including any related notes thereto) included in the Public Documents (the “Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) fairly presented the consolidated financial position of the Company as of the dates indicated therein and the consolidated results of operations, cash flows and changes in shareholders’ equity for the periods specified therein, except as corrected or clarified in a subsequent Public Document, (iii) were prepared in accordance with GAAP applied on a consistent basis (except, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements), except as disclosed therein and as permitted under the Exchange Act and (iv) were prepared in accordance with the books of account and other financial records of the Company and its Subsidiaries (except as may be indicated in the notes thereto).

(k) No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities, guarantees or obligations (including contingent payment obligations) other than those (i) reflected on, reserved against, or disclosed in the Financial Statements or in the notes thereto, (ii) incurred in the ordinary course of business, (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) arising under the Transaction Documents. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type that have not been so described in the Public Documents or the Financial Statements nor any obligations to enter into any such arrangements.

(l) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 or Rule 15d-15 under the Exchange Act. The Company’s management evaluated the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and concluded that such controls were effective as of December 31, 2024. The Company’s independent registered accountant concluded in its opinion on financial statements that the Company maintained in all material respects effective internal control over financial reporting as of December 31, 2024. Since December 31, 2024, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

13

(m) Absence of Changes. Since December 31, 2024, there has not been any event, circumstance, development or change that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(n) Legal Proceedings; Restraint. Except as would not reasonably be expected to have a Material Adverse Effect, there is no, and there has not been any, (i) pending or, to the Company’s knowledge, threatened Proceedings against the Company or any of its Subsidiaries, or (ii) outstanding Judgment imposed upon the Company or any of its Subsidiaries. There are no pending or, to the Company’s knowledge, threatened Proceedings that seek to restrain or enjoin the consummation of the transactions contemplated by the Transaction Documents.

(o) Compliance with Applicable Laws; Permits. The Company and each of its Subsidiaries have conducted their businesses in compliance with all applicable Laws except for noncompliance, if any, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all permits, licenses, authorizations, consents, orders and approvals (collectively, “Permits”) of, and have made all filings, applications and registrations with, any Governmental Entity that are required in order to carry on their business as currently conducted, except where the failure to have such Permits or to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Anticorruption and Sanctions. The Company and its Subsidiaries are in compliance in all material respects with all applicable Anticorruption Laws, Money Laundering Laws and Sanctions Law and Regulations. Neither the Company nor any of its Subsidiaries is currently knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that is a Sanctions Target.

(q) Intellectual Property. The Company and its Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses. All material registered Intellectual Property and applications for registration of material Intellectual Property anywhere in the world that are owned or filed by the Company or a Subsidiary of the Company (collectively, “Registered Intellectual Property”) are owned by the Company or its Subsidiaries, free and clear of any Encumbrance. All Registered Intellectual Property is subsisting, valid and enforceable, currently in compliance with any and all legal requirements necessary to maintain the validity and enforceability thereof and not subject to any outstanding Judgment materially and adversely affecting the Company’s use thereof or rights thereto or that would materially impair the validity or enforceability thereof. The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe or otherwise violate any proprietary right or Intellectual Property of any third party, except for such infringements and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no infringements or other violations of any Intellectual Property owned by the

14

Company or any of its Subsidiaries by any third party, except for such infringements and violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Solvency. The Company, on a consolidated basis, is not, as of the date hereof, and after giving effect to the transactions contemplated by the Transaction Documents, will not be, Insolvent (as defined below). For purposes of this provision, “Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (d) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

(s) Brokers and Finders. Neither the Company nor any Person authorized by the Company to act on its behalf is a party to any agreement, arrangement or understanding with any Person that would give rise to any valid right, interest or claim against or upon the Purchaser for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated by the Transaction Documents.

(t) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents.

Section 3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the First Closing Date and the Second Closing Date (except to the extent that any representation or warranty is expressly made as of a specified date, in which case as of such date) that:

(a) Organization. The Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has the requisite power and authority to carry on its business as currently being conducted.

(b) Authorization; Enforcement; Validity. The Purchaser has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document to which the Purchaser is a party has been or will be duly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) No Conflicts. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party will not (i) result in a violation of the organizational or constitutional documents of the Purchaser, (ii) conflict with, or constitute a

15

default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Purchaser is a party, or (iii) result in a violation of any Law applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party. There are no pending or, to the Purchaser’s knowledge, threatened Proceedings that seek to restrain or enjoin the consummation of the transactions contemplated by the Transaction Documents.

(d) Consents. Subject to the accuracy of the representations and warranties of the Company in Section 3.1, the execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity or any other Person, except for filings that may be required to be made with the SEC.

(e) Status and Investment Intent.

(i) The Purchaser is either (A) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or (B) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

(ii) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment under the Transaction Documents, and is capable of bearing the economic risks of such investment.

(iii) The Purchaser acknowledges that the Company is a public reporting company and that the Company and its Affiliates and their respective directors, officers, employees and advisors may possess information regarding the Company or its securities that is material and non-public. The Purchaser represents that it is sophisticated, has reviewed the Public Documents to the extent it deems appropriate, and is entering into the transactions contemplated by the Transaction Documents notwithstanding any informational disadvantage and without reliance on any such material non-public information. The Purchaser agrees that neither the Company nor any of the foregoing Persons has any duty to disclose any such information to the Purchaser in connection with the transactions contemplated hereby, except as required by applicable Law.

(iv) The Purchaser is acquiring the Notes and the Warrants for its own account and not with a view to the distribution thereof in violation of the Securities Act.

(v) The Purchaser was not identified or contacted through the marketing of the transactions contemplated by this Agreement. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts.

(vi) The Purchaser acknowledges that the Notes and the Warrants are “restricted securities” that have not been registered under the Securities Act or any applicable state securities Law, and may only be offered, sold or otherwise transferred except pursuant to an

16

effective registration statement under the Securities Act or an exemption from registration under the Securities Act.

(f) Sufficient Funding. The Purchaser will have at its disposal sufficient funding on the First Closing Date to pay the First Note Purchase Price and (subject to Section 6.3) on the Second Closing Date to pay the Second Note Purchase Price, in each case to consummate the transactions contemplated hereby.

(g) Restrictive Legend. The Purchaser understands that each share certificate representing any Class A Ordinary Shares received by the Purchaser upon conversion of the Notes or exercise of the Warrants will be endorsed, until no longer required, with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THESE SECURITIES IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE NULL AND VOID.

(h) Brokers and Finders. Neither the Purchaser nor any Person authorized by the Purchaser to act on its behalf is a party to any agreement, arrangement or understanding with any Person that would give rise to any valid right, interest or claim against or upon the Company for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated by the Transaction Documents.

(i) No Additional Representations. The Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Purchaser to the Company in accordance with the terms thereof.

Article IV
COVENANTS

Section 4.1 Reservation of Shares. At any time when any portion of the Notes is outstanding or any Warrants remain exercisable, the Company shall maintain a reserve from its duly authorized but unissued shares, sufficient Class A Ordinary Shares to enable the Company to comply with its obligations to issue the Conversion Securities upon the conversion of the Notes in accordance with the terms and conditions of the Notes, and issue the Warrant Shares upon exercise of the Warrants in accordance with the terms and conditions of the Warrants.

Section 4.2 Use of Proceeds. The Company shall use the proceeds received pursuant to this Agreement for (a) acquisitions of, or investments in, other companies, businesses or assets,

17

and/or (b) business growth initiatives including product research and development, global supply chain integration, and overseas market expansion.

Section 4.3 CSRC Filing. The Company shall, and shall cause its Subsidiaries (i) prepare, submit and complete the filing and reporting procedures regarding the issuance of the Notes and Warrants contemplated by the Transaction Documents with the China Securities Regulatory Commission (中國證券監督管理委員會) (the “CSRC”) in accordance with the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (《境內企業境外發行證券和上市管理試行辦法》), promulgated by the CSRC and effective as of March 31, 2023, as amended, supplemented or interpreted from time to time, and related CSRC notices, rules, Q&As and interpretations issued from time to time (collectively, the “PRC Overseas Offering and Listing Regulations”) promptly following the date hereof (the “CSRC Filing”), (ii) respond promptly and in good faith to any comments, supplemental information requests or inquiries from the CSRC, and (iii) provide the Purchaser with copies of all material filing submissions, comment letters and responses relating to the CSRC Filing.

Section 4.4 NDRC Foreign Debt Registration and Reporting. The Company shall, and shall cause its Subsidiaries to (i) obtain an enterprise foreign debt registration certificate (the “NDRC Certificate”) from the National Development and Reform Commission (國家發展改革委員會) (“NDRC”) in connection with (A) any extension of the maturity of the First Note beyond one (1) year and (B) the issuance of the Second Note as promptly as practicable following the date hereof in accordance with the Administrative Measures for the Review and Registration of Medium and Long-Term Foreign Debts of Enterprises (《企業中長期外債審核登記管理辦法》（中華人民共和國國家發展和改革委員會令第56號）) (the “NDRC Administrative Measures”); and (ii) report and complete the requisite filing with the NDRC in respect of the issuance (or the extension of the maturity) of the Notes (as applicable) within ten (10) Business Days after the date of issuance (or the extension of the maturity) of the Notes, and shall duly perform all obligations required thereunder.

Section 4.5 Further Assurances; Filings.

(a) Each party hereto agrees to use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement on a timely basis. The parties shall cooperate with each other and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of the Transaction Documents, subject to the terms and conditions thereof and compliance with applicable Law.

(b) Each of the Company and the Purchaser shall use its reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing, reporting or submission with a Governmental Entity (including without limitation to provide, or cause its Affiliates to provide, such information regarding such party and its Affiliates as may be reasonably required by any Governmental Entity in connection with the CSRC Filing or the NDRC Certificate in accordance with Sections 4.3 and 4.4) in connection with the transactions contemplated by the Transaction Documents and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions, including any proceeding

18

initiated by a private Person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or the Purchaser, as the case may be, from or given by the Company or the Purchaser, as the case may be, to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the transactions contemplated by the Transaction Documents, (iii) subject to applicable Law relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Entity in connection with the transactions contemplated by the Transaction Documents, and (iv) to the extent permitted by the applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.5 shall require the Purchaser to take any action with respect to any of its Affiliates, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of the Purchaser. The parties understand and agree that all obligations of Purchaser related to regulatory approvals shall be governed exclusively by this Section 4.5.

Section 4.6 Legend Removal. Upon request of the Purchaser, upon receipt by the Company of an opinion of counsel and other customary representations and other documentation from the Purchaser, in each case, reasonably satisfactory to the Company to the effect that the restrictive legend is no longer required under the Securities Act or applicable Law, as the case may be, the Company shall promptly cause the legend to be removed from any certificate or any other instrument for any ADSs or Class A Ordinary Shares received by the Purchaser upon conversion of the Notes or exercise of the Warrants. Upon the Purchaser’s request, the Company shall provide all reasonably necessary assistance to promptly facilitate the conversion into ADSs of the Class A Ordinary Shares received by the Purchaser upon conversion of the Notes and/or exercise of the Warrants that are no longer subject to the restrictive legend.

Section 4.7 Conduct of the Business. Prior to each Closing Date (unless this Agreement is terminated pursuant to Article VI prior to such Closing Date), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice, including customary financing arrangements and facilities, (ii) use commercially reasonable efforts to preserve intact its current business organizations and its rights and permits issued by Governmental Entities, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired, and (iii) not take any action that would reasonably be expected to materially adversely affect or materially delay the consummation of the transactions contemplated by the Transaction Documents.

19

Section 4.8 Registration Rights. The Holders (as defined in Exhibit D hereto) shall be entitled to certain registration rights on the terms and subject to the conditions as set forth in Exhibit D hereto.

Article V
CONDITIONS PRECEDENT

Section 5.1 Conditions to Each Party’s Obligations. The obligations of the parties to consummate the transactions contemplated under this Agreement at each Closing are subject to the satisfaction, on the applicable Closing Date, of the following condition:

(a) No Law or Judgment entered by or with any Governmental Entity with competent jurisdiction shall be enacted, enforced or issued and in effect that enjoins or prohibits or fundamentally alters the terms of the transactions contemplated by the Transaction Documents.

Section 5.2 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated under this Agreement at each Closing are subject to the satisfaction, on the applicable Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a) (i) The Fundamental Representations shall be true and correct (other than for de minimis inaccuracies) as of the date hereof and as of the applicable Closing Date with the same effect as though made as of the applicable Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and (ii) the representations and warranties of the Company contained in Section 3.1 (other than the Fundamental Representations) shall be true and correct in all material respects as of the applicable Closing Date with the same effect as though made as of the date hereof and as of the applicable Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct to such extent.

(b) The Company shall have performed and complied with, in all material respects, the covenants, obligations and agreements required under the Transaction Documents to be performed or complied with by the Company on or prior to the applicable Closing Date.

(c) There shall not exist or have occurred any event, circumstance, development or change that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(d) The Company shall have duly attended to and completed all corporate procedures and other actions that are required in connection with the Transaction Documents and the transactions contemplated thereby.

(e) Solely for the Second Closing, the Company shall have obtained the NDRC Certificate.

20

Section 5.3 Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated under this Agreement at each Closing are subject to the satisfaction, on the applicable Closing Date, of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a) The representations and warranties of the Purchaser contained in Section 3.2 hereof shall be true and correct as of the applicable date in all material respects as of the date hereof and as of the applicable Closing Date with the same effect as though made as of the applicable Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) The Purchaser shall have performed and complied with, in all material respects, the covenants, obligations and agreements required under the Transaction Documents to be performed or complied with by the Purchaser on or prior to the applicable Closing Date.

Article VI
TERMINATION

Section 6.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned in whole or in part at any time prior to the applicable Closing:

(a) by mutual written agreement of the parties hereto;

(b) by either party hereto if any Law or final, non-appealable injunction or order shall have been enacted or issued which has the effect of prohibiting the transactions contemplated hereunder; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to a party if the issuance of such Law, injunction or order was initiated by, or primarily due to a breach by, such party of this Agreement;

(c) by either party hereto if the First Closing shall not have occurred within 30 Business Days of the date hereof or another date as agreed in writing by the parties hereto; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to any party if the failure of the First Closing to occur on or prior to such date was primarily due to a breach by such party of this Agreement;

(d) after the occurrence of the First Closing, by either party hereto if the Second Closing shall not have occurred within 90 Business Days of the date hereof or another date as agreed in writing by the parties hereto (the “Second Long Stop Date”); provided that if, on or prior to the Second Long Stop Date, all required applications, filings, or submissions for any governmental or regulatory approval or consent required for the Second Closing have been duly made in accordance with this Agreement, but such approval or consent has not been obtained by the Second Long Stop Date for reasons not attributable to the breach, failure to act, or delay of either party, then the Second Long Stop Date shall be extended for a period as the parties hereto mutually agree in writing to permit the receipt of such approval or consent; provided further, however, that the right to terminate this Agreement pursuant to this Section 6.1(d) shall not be available to any party if the failure of the Second Closing to occur on or prior to such date was primarily due to a breach by such party of this Agreement, and that any such

21

termination shall only terminate the obligations of the parties with respect to the Second Closing and shall not affect the rights and obligations of the parties with respect to the First Note;

(e) after the occurrence of the First Closing, by the Purchaser with respect to the Second Closing only and subject to Section 6.3, if the Purchaser is in good faith unable to obtain necessary external financing to fund the Second Note Purchase Price on or prior to the agreed date for the Second Closing; provided that any such termination shall only terminate the obligations of the parties with respect to the Second Closing and shall not affect the rights and obligations of the parties with respect to the First Note;

(f) by the Purchaser if there is a material breach by the Company of any of its representations, warranties, covenants, obligations or agreement hereunder that would give rise to failure of the conditions set forth in Section 5.2 to be satisfied, which breach is not cured within 20 Business Days following the Purchaser’s delivery of a written notice thereof to the Company; provided that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 6.1(f) if the Purchaser is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

(g) by the Company if there is a material breach by the Purchaser of any of its representations, warranties, covenants, obligations or agreement hereunder that would give rise to failure of the conditions set forth in Section 5.3 to be satisfied, which breach is not cured within 20 Business Days following the Company’s delivery of a written notice thereof to the Purchaser; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(g) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

(h) by the Company if (i) all of the conditions set forth in Section 5.1 and Section 5.2 have been satisfied or, in the case of any condition set forth in Section 5.2, waived by the Purchaser (other than delivery of items to be delivered at the applicable Closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the applicable Closing), (ii) the Company has notified the Purchaser that all conditions set forth in Section 5.3 have been satisfied or that the Company is willing to irrevocably waive any unsatisfied conditions in Section 5.3, and the Company is ready, willing and able to consummate the transactions contemplated by this Agreement, and (iii) the Purchaser fails to consummate the First Closing by the agreed date for the First Closing, or (with respect to the Second Closing only) the Second Closing by the agreed date for the Second Closing (and in each case such failure is not primarily caused by the Company); or

(i) by the Purchaser if (i) all of the conditions set forth in Section 5.1 and Section 5.3 have been satisfied or, in the case of any condition set forth in Section 5.3, waived by the Company (other than delivery of items to be delivered at the applicable Closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the applicable Closing), (ii) the Purchaser has notified the Company that all conditions set forth in Section 5.2 have been satisfied or that the Purchaser is willing to irrevocably waive any unsatisfied conditions in Section 5.2, and the Purchaser is ready, willing and able to consummate the transactions contemplated by this Agreement, and (iii) the Company fails to consummate the First Closing by the agreed date for the First Closing, or (with respect to the Second Closing

22

only) the Second Closing by the agreed date for the Second Closing (and in each case such failure is not primarily caused by the Purchaser).

Section 6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, it shall become null and void and of no further force and effect (except that in the case of a termination with respect to the Second Closing only, only the provisions relating to the Second Closing shall become null and void and the rights and obligations of the parties with respect to the First Note shall not be affected), except that the provisions of this Section 6.2, Section 6.3, Article I, and Article VII shall remain in full force and effect; provided that nothing herein shall relieve any party hereto from liability (i) for any breach of this Agreement that occurred prior to such termination, or (ii) resulting from fraud. Notwithstanding anything to the contrary in this Agreement, if the First Closing has occurred, any termination of this Agreement (whether in whole or with respect to the Second Closing only) shall not affect (a) the validity, binding effect or enforceability of the First Note and the Warrants issued at the First Closing, and (b) the rights and obligations of the parties under the Transaction Documents with respect to the First Note and the Warrants issued at the First Closing.

Section 6.3 Second Closing Termination Fee.

(a) In the event this Agreement is terminated (i) by the Purchaser pursuant to Section 6.1(e) with respect to the Second Closing, or (ii) by the Company pursuant to Section 6.1(h) with respect to the Second Closing, the Purchaser shall pay to the Company, as liquidated damages and not as a penalty, a fee equal to 1% of the Second Note Purchase Price (the “Second Closing Termination Fee”), payable in Renminbi. The Second Closing Termination Fee (together with, if applicable, the cost and expense reimbursement and interest described in the second sentence of paragraph (b) of this Section 6.3) shall be the Company’s sole and exclusive remedy against the Purchaser in respect of the Purchaser’s failure to fund the Second Closing. The Second Closing Termination Fee shall be payable in immediately available funds by wire transfer no later than five (5) Business Days after such termination.

(b) The parties hereto acknowledge and agree that (i) the Second Closing Termination Fee is an integral part of the transactions contemplated by this Agreement, (ii) in the event that this Agreement is terminated by the Company pursuant to Section 6.1(h) with respect to the Second Closing, the damages resulting from the Purchaser’s failure to fund the Second Closing are uncertain and incapable of accurate calculation, and therefore the Second Closing Termination Fee constitutes liquidated damages in a reasonable amount that will fully compensate the Company for the opportunities foregone in reliance on this Agreement, and (iii) without this agreement contained in this Section 6.3, the Company would not enter into this Agreement. Accordingly, if the Purchaser fails to timely pay the Second Closing Termination Fee, and, in order to obtain such payment, the Company commences a suit, action or other proceeding that results in a judgment in its favor, the Purchaser shall pay to the Company its reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

23

Article VII
MISCELLANEOUS

Section 7.1 Survival. The representations and warranties of the parties set forth in Article III shall survive the applicable Closing until the date that is 12 months after such Closing (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period); provided that the Fundamental Representations shall survive until the date that is five (5) years after the applicable Closing (or until final resolution of any claim or action arising from the breach of any such Fundamental Representation, if notice of such breach was provided prior to the end of such period). All of the covenants, obligations and agreements of the parties contained in this Agreement shall survive the First Closing and the Second Closing until fully performed in accordance with their terms.

Section 7.2 Indemnification.

(a) From and after the First Closing, each party (the “Indemnitor”) shall indemnify, defend and hold harmless the other party, its Affiliates and their respective officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of or arising out of the breach by the Indemnitor of any representation, warranty, covenant, obligation or agreement contained in the Transaction Documents.

(b) No Indemnitor shall be liable for any Indemnified Liabilities in respect of punitive damages (except to the extent that such punitive damages are awarded to a third party against an Indemnitee in connection with a third party claim). No Indemnitee shall be entitled to recover from the Indemnitor more than once in respect of the same Indemnified Liabilities suffered. Any Second Closing Termination Fee paid by the Purchaser shall be credited against any indemnification amounts payable by the Purchaser as the Indemnitor for any Indemnified Liabilities arising out of the same facts or circumstances.

(c) The maximum aggregate amount of Indemnified Liabilities that the Indemnitees will be entitled to recover, other than with respect to breaches of any Fundamental Representations, shall be limited to 50% of the purchase price actually paid by the Purchaser. The maximum aggregate amount of Indemnified Liabilities that the Indemnitees will be entitled to recover for breaches of Fundamental Representations (inclusive and not in duplication of the amounts referred to in the preceding sentence) shall be limited to 100% of the purchase price actually paid by the Purchaser.

(d) The amount of any Indemnified Liabilities for which indemnification is provided under this Section 7.2 shall be reduced by (i) any amounts that have been actually and irrevocably recovered by any Indemnitee from any third party, and (ii) any insurance proceeds or other cash receipts or source of reimbursement that have been actually and irrevocably received by any Indemnitee, in each case with respect to such Indemnified Liabilities and net of any costs of recovery. If any amount to be reduced under this Section 7.2(d) from any payment required

24

under this Section 7.2 is determined after the date on which the Indemnitor has paid such indemnification claim, the Indemnitee shall reasonably promptly reimburse the Indemnitor any amount that the Indemnitor would not have had to pay had such determination been made at the time of such indemnification payment by the Indemnitor.

(e) Notwithstanding any other provision contained herein and except in the case of fraud or willful misconduct, other than the payment of any Second Closing Termination Fee expressly provided for under this Agreement, the remedies contained in this Section 7.2 shall be the sole and exclusive monetary remedy of the Indemnitees for any claim arising out of or resulting from this Agreement and the other Transaction Documents; provided that the foregoing shall not limit a party’s right to seek specific performance or other equitable remedies in any court of competent jurisdiction.

(f) Notwithstanding any other provision contained herein, no limitation or exceptions with respect to the obligations or liabilities on either party provided hereunder shall apply to Indemnified Liabilities incurred by any Indemnitee arising due to the fraud or willful misconduct of an Indemnitor.

Section 7.3 Costs and Expenses. Each party shall bear and pay its own costs, fees and expenses incurred in connection with the Transaction Documents and the transactions contemplated thereby; provided, however, that the Company shall reimburse the Purchaser for its reasonable legal counsel expenses incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, in an aggregate amount not to exceed US$[***] (or the Renminbi Equivalent Amount, as applicable).

Section 7.4 Confidentiality. Except as required by applicable Law, the existence, status and provisions of the Transaction Documents, the status and content of any discussion between the Company and the Purchaser, and any information exchanged between the parties and their respective Affiliates and representatives in connection with the Transaction Documents and the transactions contemplated thereby, will be kept confidential by the parties and will not be disclosed by any of them to any third party without the prior written consent of the other party, unless such information is or becomes known to the recipient from a source other than the parties, or is or becomes publicly known; provided that (a) any party may disclose such information to its Affiliates, partners, financing providers and any officer, director, employee, adviser, accountant or representative of such party or its Affiliates, partners or financing providers, on a need-to-know and confidential basis, and (b) the Company may disclose such information to any Governmental Entity having jurisdiction including but not limited to the SEC and the NYSE.

Section 7.5 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws thereunder.

(b) Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating

25

to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong.

(c) It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

Section 7.6 Notices. All notices and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon receipt, when delivered personally; (b) one (1) Business Day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses of the parties for such communications are:

If to the Company:

Yatsen Holding Limited
Address:	Floor 39, Poly Development Plaza No. 832 Yue Jiang Zhong Road Haizhu District, Guangzhou 510335 The People’s Republic of China
Email:	[***]
Attention:	[***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Address:	c/o 42/F Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong
Email:	[***]
Attention:	[***]

If to the Purchaser:

Polaris Veritas Investment Limited
Address:	[***]
Email:	[***]
Attention:	[***]

A party may change or supplement the addresses given above by giving the other party written notice thereof in the manner set forth above.

26

Section 7.7 Successors and Assigns; No Third Party Beneficiaries.

(a) Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that the Purchaser may (i) assign any of its rights, interests or obligations hereunder to its successor or any of its Permitted Transferees, (ii) grant a pledge or security over any Note, Warrant, Conversion Securities or Warrant Shares in connection with any Back Leverage, (iii) transfer any of its rights, interests or obligations hereunder in connection with a change of Control of the Company, or a sale, transfer, merger, or other disposition (in one transaction or a series of related transactions) of any of the Significant Subsidiaries, or assets of the Company or any of the Significant Subsidiaries, where such Subsidiaries or assets, as applicable, represent 50% or more of the consolidated total assets or consolidated total revenues of the Company (in each case other than in connection with any internal reorganization or restructuring that does not result in a change of ultimate beneficial ownership or control of such Significant Subsidiary or assets), and (iv) make any disposition of Conversion Securities or Warrant Shares in compliance with the Securities Act and applicable state securities laws, as well as any distribution in-kind of any Note, Warrant, Conversion Securities, or Warrant Shares by the Purchaser to its shareholders (and such shareholders and their respective Permitted Transferees may make further distributions thereof in compliance with the Securities Act and any applicable state securities laws), in each case, without the consent of the Company.

(b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assignees as set forth in Section 7.7(a). Except as expressly provided in this Agreement, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 7.8 Specific Performance. The parties hereto acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity and except as otherwise provided in Section 6.3, each party hereto shall be entitled to injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 7.9 Amendment; Waiver.

(a) This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto.

(b) The observance of any provision in this Agreement may be waived only by the written consent of the party against whom such waiver is to be effective. No failure or delay on the part of any party to exercise any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

27

Section 7.10 Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules and exhibits hereto and thereto and the certificates and other written instruments delivered in connection therewith from time to time on and following the date hereof, constitute and contain the entire agreement of the parties with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to such subject matters.

Section 7.11 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signature Page Follows]

28

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

YATSEN HOLDING LIMITED

By:		/s/ Donghao Yang
	Name:	Donghao Yang
	Title:	Chief Financial Officer and Director

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

POLARIS VERITAS INVESTMENT LIMITED

By:		/s/ Cheng Xike
	Name:	Cheng Xike
	Title:	Director

[Signature Page to Convertible Note Purchase Agreement]

LIST OF EXHIBITS

Exhibit A Form of the First Note

Exhibit B Form of the Second Note

Exhibit C Form of the Warrant

Exhibit D Registration Rights

Exhibit A

Form of the First Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONVERTIBLE SENIOR NOTE

RMB415,458,000	[●], 2026

Subject to the terms and conditions of this Convertible Senior Note (the “Note”), for good and valuable consideration received, Yatsen Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), promises to pay to the order of Polaris Veritas Investment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (such party and any other permitted transferee, the “Holder”), the principal amount of RMB415,458,000, plus accrued and unpaid interest thereon at the rate provided below, on the Maturity Date or the Extended Maturity Date (each as defined below), as applicable, or such earlier date as may be otherwise provided herein, unless the outstanding principal, together with accrued interest, is settled in accordance with Article 3 of this Note.

The “Maturity Date” shall be [●], 2027, being the date that is 364 days after the Issue Date; provided that, upon the receipt of the NDRC Certificate (as defined in the Note Purchase Agreement (as defined below)), the Maturity Date shall automatically be extended to [●], 2031, being the date that is five (5) years after the Issue Date (the “Extended Maturity Date”), without any further action by any party.

The Note is issued pursuant to, and in accordance with, the Convertible Note Purchase Agreement, dated March 11, 2026 (the “Note Purchase Agreement”), between the Company and the Holder, and is subject to the provisions thereof. This Note is the First Note as defined in the Note Purchase Agreement. Any capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

The following is a statement of the rights of the Holder of the Note and the terms and conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

ARTICLE 1

DEFINITIONS

“ADS” means an American depositary share of the Company, representing twenty Class A Shares of the Company as of the date of this Note.

“ADS Depositary” means the depositary for the ADSs, being Deutsche Bank Trust Company Americas as of the date of this Note.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by Law to be closed in the People’s Republic of China, Hong Kong, Singapore or the Cayman Islands.

“Capital Stock” means for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that Person.

“Class A Shares” means Class A ordinary shares in the share capital of the Company, par value US$0.00001 per share as of the date of this Note, subject to Section 4.2.

“Clause A Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause B Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause C Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

2

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, provided, that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) of the outstanding voting securities of such Person or the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Date” shall have the meaning ascribed to such term in Section 3.3(a).

“Conversion Notice” shall have the meaning ascribed to such term in Section 3.3(a).

“Conversion Period” means the period commencing on the date that falls three hundred and sixty-four (364) days after the Issue Date, and ending on the third Business Day immediately preceding the Extended Maturity Date (both dates inclusive); provided that, if the Maturity Date is not extended to the Extended Maturity Date, the Conversion Period shall consist solely of such Maturity Date.

“Conversion Rate” shall have the meaning ascribed to such term in Section 3.2.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on this Note (including principal, interest, the Repurchase Price and the Fundamental Change Repurchase Price) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning ascribed to such term in Section 4.1(c).

“Event of Default” shall have the meaning ascribed to such term in Section 2.4.

“Ex-Dividend Date” means the first date on which the Class A Shares, ADSs representing Class A Shares (or other applicable securities) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company, the ADS Depositary, or, if applicable, from the seller of the Class A Shares, ADSs representing Class A Shares (or other applicable securities) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

3

“Expiring Rights” means any rights, options or warrants to purchase Class A Shares or ADSs that expire on or prior to the Maturity Date or the Extended Maturity Date (as applicable).

“Extended Maturity Date” shall have the meaning ascribed to such term in the Preamble.

“Financial Indebtedness” means, without duplication, all interest-bearing obligations of the Company and its Subsidiaries for borrowed money owed to any bank, financial institution or other institutional lender, whether evidenced by a loan agreement, credit facility, note, bond, debenture or other similar instrument. For the avoidance of doubt, such Financial Indebtedness shall not include: (a) any obligations under the Notes (as defined in the Note Purchase Agreement); (b) trade payables, accounts payable or other similar obligations incurred in the ordinary course of business; (c) indebtedness incurred in connection with the acquisition of goods, equipment or services in the ordinary course of business; (d) operating lease obligations; (e) customer advances or deferred revenue; and (f) obligations under employee benefit plans or compensation arrangements.

“Fundamental Change” shall be deemed to have occurred at the time after the Note is originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any of the Permitted Holders, files any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Class A Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation, merger, amalgamation or scheme of arrangement of the Company pursuant to which the Class A Shares or the ADSs will be converted into cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

4

(d) the ADSs (or other common equity or ADSs in respect of common equity underlying the Note) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for any fractional ADS and cash payments made in connection with dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or American depositary shares in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and, as a result of such transaction or transactions, the Note becomes convertible into such consideration, excluding cash payments for any fractional ADS and cash payments made in connection with dissenters’ appraisal rights, provided, further, that notwithstanding anything to the contrary in the foregoing, none of the events described in clauses (a), (b), (c) or (d) above shall constitute a Fundamental Change if such event or transaction (i) was initiated or proposed by the Holder or any of its Affiliates, (ii) was approved or consented to by the Holder or any of its Affiliates (whether in its capacity as a shareholder, director, officer, noteholder or otherwise), (iii) resulted from any action taken or supported by the Holder or any of its Affiliates, or (iv) is a transaction in which the Holder or any of its Affiliates (or any Person acting in concert with the Holder or any of its Affiliates) is the counterparty, acquirer, recipient or transferee (or an Affiliate of any of the foregoing).

“Fundamental Change Repurchase Date” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Repurchase Notice” shall have the meaning ascribed to such term in Section 5.2(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning ascribed to such term in Section 5.2(a).

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission, any court, tribunal, judicial or arbitral body of competent jurisdiction, any self-regulatory organization or any stock exchange.

“HKIAC” shall have the meaning ascribed to such term in Section 10.7(a).

“Holder” shall have the meaning ascribed to such term in the Preamble.

“Initial Conversion Price” means RMB32.06 per ADS, calculated as (a) the volume weighted average price of the ADSs on The New York Stock Exchange for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the

5

date of the Note Purchase Agreement, multiplied by (b) 1.20, and multiplied by (c) the applicable Spot Rate of 6.9243.

“Interest Payment Date” means each of June 30 and December 31 of each year, beginning on June 30, 2026; provided that Interest Payment Dates falling after the date that is 364 days after the Issue Date shall only be applicable if the Maturity Date has been extended to the Extended Maturity Date pursuant hereto.

“Interest Rate” shall have the meaning ascribed to such term in Section 2.1.

“Issue Date” means [●], 2026.

“Last Reported Sale Price” of any securities on any date means the closing sale price per security (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange (or the principal U.S. national or regional securities exchange on which such securities are traded). If such securities are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for such securities in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If such securities are not so quoted, the “Last Reported Sale Price” shall be the average of the midpoint of the last bid and ask prices for such securities on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. If there is no bid price or no ask price for such securities on the relevant date, then the “Last Reported Sale Price” shall be the value per security of such securities as of the close of business on the relevant date as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per security price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one such security. For so long as the Class A Shares are represented by ADSs, the “Last Reported Sale Price” of the Class A Shares on any date shall be the Last Reported Sale Price of the ADSs on that date, divided by the number of Class A Shares then represented by one ADS.

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Authority.

“Maturity Date” shall have the meaning ascribed to such term in the Preamble.

“Make-Whole Amount” means, with respect to any principal amount of the Note to be repurchased on the Repurchase Date, an amount equal to (a) the total amount (inclusive of such principal amount and all interest paid or payable thereon from the Issue Date to the Repurchase Date) that would result in an aggregate return to the Holder equivalent to a four percent (4%) per annum internal rate of return (compounded annually) on such principal amount from the Issue Date to the Repurchase Date, minus (b) such principal amount, minus (c) the

6

aggregate amount of interest that has been paid or is payable on such principal amount from the Issue Date to, but excluding, the Repurchase Date.

“Merger Event” shall have the meaning ascribed to such term in Section 4.2(a).

“Note” shall have the meaning ascribed to such term in the Preamble.

“Note Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Permitted Holders” means Mr. Jinfeng Huang, together with any other respective “person” or “group” subject to aggregation of ordinary share capital of the Company (including ordinary share capital held in the form of ADSs) with Mr. Jinfeng Huang under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person, (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor, and (iv) with respect to the Holder, any partner, member or shareholder of such Holder (and any of their respective Affiliates).

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

“PFIC” shall have the meaning ascribed to such term in Section 6.7.

“PRC” means the People’s Republic of China.

“Rate Calculation Date” means, with respect to any payment date or other date on which the Renminbi Equivalent Amount of any U.S. dollar amount is to be determined under the Transaction Documents, the day that is two (2) Business Days prior to such payment date or other date.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for

7

determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” and “unit of Reference Property” have the meanings ascribed thereto in Section 4.2(a).

“Regular Record Date” means, with respect to any Interest Payment Date, the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable June 30 or December 31 Interest Payment Date, respectively.

“Renminbi”, “RMB” or “CNY” means the lawful currency of the People’s Republic of China.

“Renminbi Equivalent Amount” means, in respect of any amount denominated in U.S. dollars, the amount in Renminbi calculated by multiplying such U.S. dollar amount by the Spot Rate for the relevant Rate Calculation Date.

“Repurchase Date” shall have the meaning ascribed to such term in Section 5.1(a).

“Repurchase Notice” shall have the meaning ascribed to such term in Section 5.1(b).

“Repurchase Price” shall have the meaning ascribed to such term in Section 5.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning ascribed to such term in Section 4.1(c).

“Spot Rate” means, for any Rate Calculation Date, the USD/RMB spot exchange rate determined as follows: (a) the USD/CNY official fixing rate, expressed as the amount of CNY per USD 1.00 as reported by the Treasury Markets Association, Hong Kong (www.tma.org.hk) as its USD/CNY(HK) spot rate at approximately 11:30 a.m., Hong Kong time, with respect to such Rate Calculation Date; (b) if it becomes impossible to obtain the USD/CNY official fixing rate on the Rate Calculation Date as outlined in limb (a), the Spot Rate shall be the USD/CNY official fixing rate, expressed as the amount of CNY per USD 1.00, authorized by the People’s Bank of China of the People’s Republic of China for reporting by the China Foreign Exchange Trade System (www.chinamoney.com.cn) at approximately 9:15 a.m., Beijing time, with respect to such Rate Calculation Date; and (c) if none of the foregoing is

8

available, such rate as the Company and the Holder shall mutually agree in good faith and in a commercially reasonable manner.

“Subsidiary” means, with respect to any specified Person, any other Person that is Controlled by such specified Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with the accounting standards applicable to such Person.

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the ADSs (or such other security) are not then listed on The New York Stock Exchange, on another principal U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on another principal market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price of the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transaction Documents” shall have the meaning ascribed to such term in the Note Purchase Agreement.

“Trigger Event” shall have the meaning ascribed to such term in Section 4.1(c).

“U.S.” means the United States of America.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

“Valuation Period” shall have the meaning ascribed to such term in Section 4.1(c).

ARTICLE 2

INTEREST; PAYMENTS; DEFAULTS

2.1 Interest Rate. The principal amount outstanding under the Note shall bear interest at a rate of 1.5% per annum (the “Interest Rate”) until the Maturity Date or the Extended Maturity Date (as applicable) or such earlier time as the principal becomes due and payable hereunder, whether through redemption upon an Event of Default or otherwise. Interest on the Note shall accrue from the Issue Date or from the most recent date on which interest then accrued has been fully paid for or duly provided for. Interest shall be payable semi-annually in arrears on each Interest Payment Date. Accrued interest on the Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Notwithstanding anything to the contrary, if the Maturity Date is not extended solely due to the Company’s failure in obtaining the NDRC Certificate for reasons not attributable to the breach, failure to act, or delay of the Holder, the Company shall pay to the Holder, in addition to 100% of the outstanding principal amount of the

9

Note that has not been converted pursuant to the terms and conditions of Article 3 of this Note and any accrued and unpaid interest on such outstanding principal amount, an amount equal to (a) the total amount (inclusive of such outstanding principal amount and all interest paid or payable thereon from the Issue Date to the Maturity Date) that would result in an aggregate return to the Holder equivalent to a four percent (4%) per annum internal rate of return on such outstanding principal amount from the Issue Date to the Maturity Date, minus (b) such outstanding principal amount, minus (c) the aggregate amount of interest that has been paid or is payable on such outstanding principal amount from the Issue Date to the Maturity Date.

2.2 Payment. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in Renminbi in immediately available funds on the date that any principal or interest payment is due and payable hereunder. The Company shall make such principal or interest payments to the Holder by wire transfer of immediately available funds for the account of the Holder as the Holder may designate from time to time; provided that any such designation (or change of designation) shall have been notified in writing to the Company at least three (3) Business Days prior to the relevant payment date. If any such payment date or the Maturity Date or the Extended Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3 Seniority. The Note ranks senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Note, equal in right of payment to any of the Company’s future indebtedness and other liabilities of the Company that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all future indebtedness incurred by the Company’s Subsidiaries and their other liabilities.

2.4 Events of Default. For purposes of the Note, an “Event of Default” shall be deemed to have occurred if any of the following events occurs, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)
Failure to Pay Principal. The Company defaults in the payment of principal of the Note when due and payable on the Maturity Date or the Extended Maturity Date (as applicable) or upon declaration of acceleration (provided that no default shall occur with respect to any principal amount that has been converted, or is deemed to have been converted, in accordance with Section 3.3(a)), or the Company defaults in the payment of Repurchase Price or Fundamental Change Repurchase Price upon any required repurchase, in each case in accordance with the terms hereof;
(b)
Failure to Pay Interest. The Company defaults in the payment of interest, or any additional amount required to be paid under Section 2.1 or Section 3.3(g)(i), when any such payment becomes due and payable and the default continues for a period of thirty (30) days;

10

(c)
Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of the Note in accordance with Article 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of five (5) Business Days;
(d)
Breach of Other Obligations. The Company fails for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in the Note;
(e)
Bankruptcy. The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(f)
Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days;
(g)
Failure to Deliver Notice. The Company fails to issue a Fundamental Change Company Notice when due, and such failure continues for a period of ten (10) Business Days;
(h)
Breach of Net Cash Covenant. The Company fails to comply with its covenant with respect to Net Cash under Section 6.9, and such failure continues for a period of fifteen (15) days after written notice from the Holder has been received by the Company;
(i)
Cross-Default. Any default by the Company or any Significant Subsidiary of the Company with respect to any Financial Indebtedness in a total amount, either individually or when aggregated with any such default by the Company or any other Significant Subsidiary, in excess of US$10,000,000 (or the RMB or other foreign currency equivalent thereof), whether such indebtedness now exists or shall hereafter be created, where such default (A) results in such indebtedness becoming or being declared due and payable, or (B) constitutes a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, or upon required repurchase, acceleration, or otherwise, and, in each case, such default continues in effect for more than thirty (30) days after the expiration of any grace period or extension of time for payment applicable thereto; or

11

(j)
Event of Default under the Second Note. An Event of Default (as defined in the Second Note) has occurred under the Second Note; provided that this Section 2.4(j) shall not apply to the extent such Event of Default under the Second Note results from an event or circumstance that constitutes an Event of Default under this Note.

2.5 Consequences of Event of Default.

(a)
The Company shall promptly deliver a written notice to the Holder upon the occurrence of an Event of Default. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then, and in each and every such case (other than an Event of Default specified in Section 2.4(e) or Section 2.4(f)), unless the principal of the Note shall have already become due and payable, the Holder may by notice in writing to the Company, declare 100% of the outstanding principal of, and accrued and unpaid interest on, the Note to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 2.4(e) or Section 2.4(f) occurs and is continuing, 100% of the outstanding principal of, and accrued and unpaid interest on, the Note shall become and shall automatically be immediately due and payable without any action on the part of the Holder. Subject to the terms and conditions hereof and without limiting any other rights or remedies of the Holder hereunder, at law or inequity, upon the occurrence and during the continuance of an Event of Default under Section 2.4(c), the Company shall pay to the Holder, as liquidated damages and not as a penalty, such an amount of additional fees in accordance with Section 3.3(g) (to the extent Section 3.3(g) applies).
(b)
Subsection (a), however, is subject to the conditions that if, at any time after the outstanding principal of the Note shall have been so declared due and payable, and before any judgment, decree or arbitral award for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Holder a sum sufficient to pay installments of accrued and unpaid interest upon the Note and the outstanding principal of the Note that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable Law, and on such principal at the rate per annum borne by the Note, and if (1) rescission would not conflict with any applicable judgment, decree or arbitral award and (2) any and all existing Events of Default under the Note, other than the nonpayment of the principal of and accrued and unpaid interest on the Note that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all Default or Events of Default with respect to the Note and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

2.6 Defaulted Amounts. Any Defaulted Amounts shall accrue interest at the rate per annum borne by the Note, subject to the enforceability thereof under applicable Law, from, and

12

including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company to the Holder by wire transfer of immediately available funds pursuant to the procedures set forth in Section 2.2.

ARTICLE 3

CONVERSION

3.1 Conversion by Holder. Subject to and upon compliance with the provisions of this Article 3, and provided that a registration statement for the resale of Class A Shares issuable upon conversion of the Note, or an exemption from registration for such resale, is available, the Holder shall have the right from time to time, at the Holder’s option, to convert all or any portion (if the portion to be converted is (i) an integral multiple of RMB10,000 and (ii) at least RMB5,000,000 or constitutes the entire principal amount of the Note then held by the Holder) of the Note to the Company’s fully paid ADSs at the applicable Conversion Rate at any time during the Conversion Period; provided that at the Holder’s option, or if neither such registration statement nor such exemption is available, the Note (or applicable portion thereof) shall be converted into fully paid Class A Shares. Where any portion of the Note is converted into Class A Shares, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Shares represented by the ADSs (taking into account the number of Class A Shares each ADS represents), mutatis mutandis.

3.2 Conversion Price; Conversion Rate. Subject to adjustments as provided in Article 4, the initial conversion price of the Note shall be equal to the Initial Conversion Price, representing an initial conversion rate of 311.92 ADSs (the “Conversion Rate”) per RMB10,000 principal amount of the Note.

3.3 Conversion Procedure; Settlement Upon Conversion.

(a)
Subject to Section 3.3(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered a duly completed irrevocable written notice (the “Conversion Notice”) and the Note for cancellation to the Company. Notwithstanding the foregoing, if the Maturity Date is not extended to the Extended Maturity Date, and provided that the Holder has delivered a Conversion Notice and the Note for cancellation to the Company at least five (5) Business Days prior to the Maturity Date, this Note (or the applicable portion thereof) shall be deemed to have been converted immediately prior to the close of business on the Maturity Date, and in such case, the Company shall have no further obligation to pay the principal or interest with respect to the converted amount. Within five (5) Business Days after the delivery of the Note and the Conversion Notice to the Company pursuant to Section 3.1 above (such fifth (5th) Business Day, the “Share Delivery Deadline”), the Company shall (i) take all actions and execute all documents necessary to effect the issuance of the full number of ADSs to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) in the case that the Holder elects to convert the Note into Class A Shares, deliver to the Holder a copy of the register of members of the Company, reflecting the Holder’s ownership of the Class A Shares delivered upon such conversion, and (iii) subject to Section 3.3(b), cancel the Note. No Conversion Notice may be delivered and the Note may not be surrendered by the Holder for conversion thereof if the Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of the

13

Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Article 5.
(b)
In the event the Holder surrenders this Note pursuant to Section 3.3(a) for partial conversion, the Company shall, in addition to cancelling the Note upon such surrender, execute and deliver to the Holder a new note denominated in Renminbi and in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the Holder.
(c)
If the Holder submits the Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the ADSs or the issuance and delivery of the Class A Shares upon such conversion of the Note, unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall not be responsible for the relevant depositary’s fees for the issuance of the ADSs, or, in the case of issuance of Class A Shares, for any future conversion of such issued Class A Shares into the ADSs.
(d)
Except as provided in Section 4.1, no adjustment shall be made for dividends on any ADSs delivered upon any conversion of this Note as provided in this Article 3.
(e)
Upon any conversion, the Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of each conversion pursuant to this Article 3 shall be deemed to satisfy in full its obligation to pay the principal amount of the Note converted and accrued and unpaid interest thereon, if any. As a result, such accrued and unpaid interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if this Note is converted after the close of business on a Regular Record Date, the Holder will receive the full amount of interest payable on the Note on the corresponding Interest Payment Date notwithstanding the pending conversion for so long as it remains a holder of the Note and there remains outstanding principal. Any issuance of ADSs upon conversion of the Note during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Note; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date or the Extended Maturity Date (as applicable), (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to the Note.
(f)
The Company shall not issue any fractional ADS upon conversion of the Note and shall instead pay cash in Renminbi in lieu of any fractional ADS deliverable upon conversion, calculated as the Renminbi Equivalent Amount of the Last Reported Sale Price of the ADSs on the relevant Conversion Date.

14

(g)
If the Company fails to issue and deliver to the Holder the ADSs to which the Holder is entitled upon conversion of this Note on or prior to the applicable Share Delivery Deadline and such failure continues for a period of five (5) Business Days, then:
(i)
the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline during which such failure is continuing an amount equal to 0.1% of the product of (A) the number of ADSs not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) the Last Reported Sale Price of the ADSs on the Conversion Date; provided, however, that no such amount shall be payable by the Company if such failure was not caused by, and did not result from, any act, omission, or negligence of the Company or any of its agents, evidenced by supporting materials delivered by the Company to the Holder within two (2) Business Days after the Share Delivery Deadline, setting forth in reasonable detail the circumstances giving rise to such failure; and
(ii)
the Holder, upon written notice to the Company, may void its Conversion Notice with respect to any portion of this Note that has not been converted pursuant to such Conversion Notice.

Nothing in this Section 3.3(g) shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity.

ARTICLE 4

ADJUSTMENTS

4.1 Adjustment of Conversion Rate.

If the number of Class A Shares represented by the ADSs is changed, after the date of this Note, for any reason other than one or more of the events described in this Article 4, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Shares represented by the ADSs upon which any conversion of this Note is based remains the same.

Notwithstanding the adjustment provisions described in this Section 4.1, if the Company distributes to holders of the Class A Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 4.1 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Shares. However, in the event that the Company issues or distributes to all holders of the Class A Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 4.1(b) (in the case of Expiring Rights entitling holders of the Class A Shares for a period of not more than

15

45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Shares or ADSs) or Section 4.1(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 4.1 results in a change to the number of Class A Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such an event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Shares (directly or in the form of ADSs) and solely as a result of holding the Note, in any of the transactions described in this Section 4.1, without having to convert the Note, as if it held a number of Class A Shares equal to the number of Class A Shares to which the principal amount of the Note then held by the Holder is convertible (without regard to any limitation on conversion period hereunder).

(a)
If the Company exclusively issues Class A Shares (directly or in the form of ADSs) as a dividend or distribution on the Class A Shares (directly or in the form of ADSs), or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the close of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the close of business on such effective date, as applicable;

OS0	=	the number of Class A Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the close of business on such effective date, as applicable; and

OS1	=	the number of Class A Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.1(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or

16

immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.1(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)
If the Company issues to all or substantially all holders of the Class A Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than the average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Class A Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Class A Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y	=

the number of Class A Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.1(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the Class A Shares (directly or in the form of ADSs), as applicable, for such issuance. To the extent that Class A Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of

17

such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such issuance had not occurred.

For purposes of this Section 4.1(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than such average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Shares (directly or in the form of ADSs), there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)
If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”) to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.1(a) or Section 4.1(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.1(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.1(c) shall apply, then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=

the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Class A Share (directly or in the form of ADSs) on the Record Date for such distribution.

18

Any increase made under the portion of this Section 4.1(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each RMB10,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 4.1(c) where there has been a payment of a dividend or other distribution on the Class A Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Shares (directly or in the form of ADSs) applicable to one Class A Share over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.1(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

19

For purposes of this Section 4.1(c), rights, options or warrants distributed by the Company to all holders of the Class A Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 4.1(c) (and no adjustment to the Conversion Rate under this Section 4.1(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.1(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.1(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Class A Share redemption or purchase price received by a holder or holders of Class A Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.1(a), Section 4.1(b) and this Section 4.1(c), if any dividend or distribution to which this Section 4.1(c) is applicable also includes one or both of:

(A) a dividend or distribution of Class A Shares (directly or in the form of ADSs) to which Section 4.1(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.1(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section

20

4.1(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.1(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.1(a) and Section 4.1(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Class A Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 4.1(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 4.1(b).

(d)
If any cash dividend or distribution is made to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Last Reported Sale Price of the Class A Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Class A Share the Company distributes to all or substantially all holders of the Class A Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 4.1(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, for each RMB10,000 principal amount of the Note, at the same time and upon the same terms as holders of the ADSs, the amount of cash that the Holder would have received if the Holder owned a

21

number of ADSs equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)
If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for all or any portion of the Class A Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A Share exceeds the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Shares (directly or in the form of ADSs) purchased in such tender or exchange offer;

OS0	=

the number of Class A Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Class A Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.1(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading

22

Day next succeeding the expiration date of any tender or exchange offer, references in this Section 4.1(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. No adjustment to the Conversion Rate under this Section 4.1(e) shall be made if such adjustment would result in a decrease in the Conversion Rate. In the event that the Company or one of the Company’s Subsidiaries is obligated to purchase Class A Shares (directly or in the form of ADSs) pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(f)
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Shares or ADSs or any securities convertible into or exchangeable for Class A Shares or ADSs or the right to purchase Class A Shares or ADSs or such convertible or exchangeable securities.
(g)
In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 4.1, and to the extent permitted by applicable Law and subject to the applicable rules of The New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Shares or the ADSs or rights to purchase Class A Shares or ADSs in connection with a dividend or distribution of Class A Shares or ADSs (or rights to acquire Class A Shares or ADSs) or similar event.
(h)
Notwithstanding anything to the contrary in this Section 4.1, the Conversion Rate shall not be adjusted:
(i)
upon the issuance of any Class A Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Shares or ADSs under any plan;
(ii)
upon the issuance of any Class A Shares or ADSs or options or rights to purchase those Class A Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iii)
upon the issuance of any Class A Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date this Note was first issued;

23

(iv)
solely for a change in the par value of the Class A Shares or ADSs; or
(v)
for accrued and unpaid interest, if any.
(i)
All calculations and other determinations under this Section 4.1 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.
(j)
Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder.
(k)
For purposes of this Article 4, the number of Class A Shares at any time outstanding shall not include Class A Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Shares.
(l)
For purposes of this Section 4.1, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

4.2 Effect of Recapitalizations, Reclassifications and Changes of the Class A Shares.

(a)
In the case of:
(i)
any recapitalization, reclassification or change of the Class A Shares (other than changes resulting from a subdivision or combination),
(ii)
any consolidation, merger, combination or similar transaction involving the Company,
(iii)
any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or
(iv)
any statutory share exchange,

in each case, as a result of which the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that, at and after the effective time of such Merger Event, the right to convert the Note shall be changed into a right to convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including

24

cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon any conversion of the Note in accordance with Article 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.

If the Merger Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election (or, in the event that no holder of ADSs affirmatively makes such an election, the weighted average of the types and amounts of consideration actually received by the holders of ADSs), and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall provide written notice to the Holder of such weighted average as soon as practicable after such determination is made.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 4 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment, and such amendment shall contain such additional provisions to protect the interests of the Holder, including the rights of the Holder to require the Company to repurchase this Note upon a Fundamental Change pursuant to Section 5.2 as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)
The Company shall not enter into any agreement to become a party to any Merger Event unless the terms of the transaction underlying such Merger Event are consistent with this Section 4.2. None of the foregoing provisions shall affect the right of the Holder to convert this Note into ADSs (or Class A Shares) as set forth in Article 3 prior to the effective date of such Merger Event.
(c)
The above provisions of this Section 4.2 shall similarly apply to successive Merger Events.

4.3 No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Article 4 shall be required to be made to the Conversion Rate if the Company receives written notice from the Holder that no such adjustment is required.

25

4.4 Certain Covenants.

(a)
The Company covenants that all ADSs delivered upon any conversion of this Note, and all Class A Shares represented thereby, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)
The Company covenants that if any ADSs to be provided for the purpose of any conversion of this Note, or any Class A Shares represented thereby, require registration with or approval of any Governmental Authority under any Law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.
(c)
The Company further covenants that for so long as the ADSs are listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of this Note.

4.5 Termination of Depositary Receipt Program. If the Class A Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Shares and as if the Class A Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect two (2) Business Days prior to the date of determination shall apply.

ARTICLE 5

REPURCHASE at Option of the Holder

5.1 Option of the Holder.

(a)
Provided that the Maturity Date has been extended to the Extended Maturity Date in accordance with the Preamble, the Holder shall have the right, at the Holder’s option, to require the Company to repurchase for cash on the date that is the third (3rd) anniversary of the Issue Date (the “Repurchase Date”), all or any portion (if the portion to be repurchased is an integral multiple of RMB10,000) of the Note at a repurchase price (the “Repurchase Price”) that is equal to (i) 100% of the principal amount of the Note to be repurchased, plus (ii) the Make-Whole Amount in respect of such principal amount, plus (iii) accrued and unpaid interest on such principal amount to, but excluding, the Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holder submitting the Note for repurchase on the Repurchase Date but instead to the Holder of such Note at the close of business on the Regular Record Date immediately preceding the Repurchase Date.

26

(b)
Delivery of Notice and the Note by the Holder.
(i)
Repurchases of the Note under this Section 5.1 shall be made, at the option of the Holder, upon: (A) delivery to the Company by the Holder of a duly completed notice (the “Repurchase Notice”) in the form attached hereto as Exhibit A during the period beginning at any time from the open of business on the date that is twenty (20) Business Days prior to the Repurchase Date until the close of business on the second (2nd) Business Day immediately preceding the Repurchase Date; and (B) delivery of the Note to the Company at any time after delivery of the Repurchase Notice (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.
(ii)
Each Repurchase Notice shall state that this Note or portion of this Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.
(iii)
Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the second (2nd) Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Company in accordance with Section 5.3.
(c)
No Repurchase Notice with respect to the Note may be delivered and this Note may not be surrendered for repurchase pursuant to this Section 5.1 by the Holder to the extent that the Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 5.2 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 5.3.
(d)
Notwithstanding the foregoing, the Note may not be repurchased by the Company at the option of the Holder on the Repurchase Date if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to the Note).

5.2 Option of the Holder upon a Fundamental Change.

(a)
If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Company to repurchase for cash all or any portion (if the portion to be repurchased is an integral multiple of RMB10,000) of the Note on the date (the “Fundamental Change Repurchase Date”) notified by the Company in writing to the Holder promptly and in any event no later than ten (10) Business Days after the occurrence of such Fundamental Change, together with other information, including (i) the events causing the Fundamental Change, (ii) the date of the Fundamental Change, (iii) the Fundamental Change Repurchase Price, and (iv) the Fundamental Change Repurchase Date (such notification, the “Fundamental Change Company Notice”) (provided that the Fundamental Change Repurchase Date shall not be less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice) at a repurchase price

27

equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon calculated at the Interest Rate to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Note to be repurchased pursuant to this Section 5.2.
(b)
Delivery of Notice and the Note by the Holder.
(i)
Repurchases of the Note under this Section 5.2 shall be made, at the option of the Holder thereof, upon: (A) delivery by the Holder to the Company of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form attached hereto as Exhibit B, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (B) delivery of the Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
(ii)
Each Fundamental Change Repurchase Notice delivered pursuant to Section 5.2(b)(i) shall state (A) the portion of the principal amount of this Note to be repurchased and (B) that this Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.
(iii)
Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.3.
(c)
Notwithstanding the foregoing, the Note may not be repurchased by the Company on any date at the option of the Holder upon a Fundamental Change if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Note).

5.3 Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.3 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or Fundamental Change Repurchase Date, as applicable, specifying (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of the Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice.

28

5.4 Payment of Repurchase Price or Fundamental Change Repurchase Price.

(a)
On or prior to 10:00 a.m., Hong Kong time, on the Repurchase Date or Fundamental Change Repurchase Date, as applicable, the Company shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of the Note to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price, as applicable. Payment for the applicable portion of the Note surrendered for repurchase (and not withdrawn in accordance with Section 5.3) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as applicable and (ii) the time of delivery of the applicable portion of the Note by the Holder to the Company in the manner required by Section 5.1(b) or Section 5.2(b), as applicable, by mailing checks or wire transfer for the amount payable to the Holder.
(b)
If by 10:00 a.m., Hong Kong time, on the Repurchase Date or Fundamental Change Repurchase Date, as applicable, the Company holds money sufficient to make payment on the applicable portion of the Note to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as applicable, then, with respect to the applicable portion of the Note that has been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as applicable, (i) such portion of the Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of the Note and (iii) in the event the entire outstanding amount of the Note is surrendered by the Holder to be repurchased, all other rights of the Holder will terminate (other than the right of the Holder to receive the Repurchase Price or the Fundamental Change Repurchase Price, as applicable, and the right of the Holder of such Note at the close of business on the Regular Record Date immediately preceding the Repurchase Date or Fundamental Change Repurchase Date to receive accrued but unpaid interest on such Note).
(c)
Upon the surrender of the Note that is to be repurchased in part pursuant to this Article 5, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note.

5.5 Covenant to Comply with Applicable Laws Upon Repurchase of the Note. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities Laws in connection with any offer by the Company to repurchase the Note so as to permit the rights and obligations under this Article 5 to be exercised in the time and in the manner specified in this Article 5.

ARTICLe 6

COVENANTS

6.1 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including, if applicable, the Repurchase Price and the Fundamental Change Repurchase Price) of, and accrued and unpaid interest on, the Note at the respective times and in the manner provided herein.

6.2 Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

29

6.3 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other Law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such Law had been enacted.

6.4 Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Note.

6.5 New Note Instruments. Upon request of the Holder for the Note to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional note instruments of such smaller principal amounts within five (5) Business Days; provided that the existing note instrument of this Note shall be returned by the Holder to the Company for cancellation.

6.6 Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably acceptable to the Company, or in the case of mutilation, upon surrender and cancellation thereof), the Company shall at the Holder’s expense within five (5) Business Days execute and deliver to the Holder, in lieu thereof, a new Note, dated hereof and bearing interest from the date to which interest has been paid.

6.7 PFIC Disclosure. The Company shall use its reasonable efforts to avoid the Company or any of its Subsidiaries being classified as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the current and any future taxable year.

6.8 Use of Proceeds. The Company shall apply the proceeds from the issuance of the Note in the manner set forth in Section 4.2 of the Note Purchase Agreement.

6.9 Minimum Net Cash.

(a)
For so long as any principal amount of this Note remains outstanding, the Company shall maintain, at all times, Net Cash of not less than (i) US$37,500,000, prior to the issuance of the Second Note (or if the Second Note is not issued); and (ii) US$75,000,000, from and after the issuance of the Second Note. For the avoidance of doubt, the minimum Net Cash covenants under this Note and the Second Note are not cumulative, and following the issuance of the Second Note, maintaining Net Cash of not less than US$75,000,000 shall constitute compliance with both covenants.
(b)
The Company shall deliver to the Holder, within thirty (30) days after the end of each semi-annual period (being June 30 or December 31), a certificate signed by the chief

30

financial officer (or other authorized senior financial officer) of the Company (a “Minimum Net Cash Compliance Certificate”) certifying, as of June 30 or December 31 (as applicable): (i) the Company’s Net Cash as of such date, (ii) the components thereof in reasonable detail, and (iii) the Company’s compliance with Section 6.9(a).
(c)
For purposes of this Note, “Net Cash” means, as of any date of determination, the aggregate amount of cash and cash equivalents, restricted cash and short-term investments of the Company and its Subsidiaries, minus all Financial Indebtedness of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

6.10 Reservation of Shares; Authorized Share Increase.

(a)
At any time when any principal amount of this Note remains outstanding, the Company shall maintain a reserve from its duly authorized but unissued Class A Shares sufficient Class A Shares to enable the Company to comply with its obligations to issue Class A Shares (including Class A Shares represented by ADSs) upon the conversion of this Note in accordance with the terms and conditions hereof and the exercise of the Warrants corresponding to this Note in accordance with the terms and conditions thereof.
(b)
If at any time the number of authorized but unissued Class A Shares is insufficient to satisfy the Company’s obligation to reserve shares pursuant to Section 6.10(a), the Company shall use its commercially reasonable efforts to obtain all necessary shareholder approvals to increase the authorized share capital of the Company to the extent necessary to permit the reservation required by Section 6.10(a).

ARTICLe 7

NO RIGHTS AS SHAREHOLDER PRIOR TO CONVERSION

For the avoidance of doubt, the Holder hereby acknowledges and agrees that it has not been conferred with any of the rights of a shareholder of the Company, including the right to vote as such, by any of the provisions hereof or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, (b) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise), or (c) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise, until the Note shall have been converted and ADSs or Class A Shares issuable upon the conversion hereof shall have been issued, as provided for in the Note.

ARTICLE 8

CANCELLATION

After all amounts at any time owing on the Note have been paid in full or upon the conversion of the Note in full pursuant to Article 3, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

31

ARTICLE 9

NO REDEMPTION or prepayment

Unless permitted by this Note or otherwise agreed between the Company and the Holder, this Note shall not be redeemable or prepaid by the Company prior to the Maturity Date or the Extended Maturity Date (as applicable), and no sinking fund is provided for this Note.

ARTICLE 10

MISCELLANEOUS

10.1 Termination of Rights. All rights under this Note shall terminate when (a) all amounts at any time owing on the Note have been paid in full, (b) the Note is converted in full pursuant to the terms set forth in Article 3, or (c) the Note is repurchased in full by the Company pursuant to Article 5; provided that, in the case of any repurchase or conversion, the foregoing shall not affect the right of the Holder to receive any amounts payable in the respect thereof.

10.2 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

10.3 Official Acts by Successor Company. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

10.4 Amendment; Waiver. The amendment, modification or supplement to any term of the Note shall be effected by a written instrument executed by the Holder and the Company. The observance of any provision in the Note may be waived only by the written consent of the party against whom such waiver is to be effective. No failure or delay on the part of any party to exercise any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

10.5 Transferability.

(a)
The Holder covenants that the Note and/or the Class A Shares or ADSs issuable upon conversion of the Note will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.
(b)
Notwithstanding Section 10.5(a), the Holder shall not transfer, assign or otherwise dispose of all or any portion of this Note to any Person without the prior written consent of the Company; provided, however, that no such consent shall be required for:
(i)
any transfer or assignment of this Note to any Permitted Transferee of the Holder, so long as such Permitted Transferee agrees in writing to be bound by all

32

of the terms and conditions of this Note and the other Transaction Documents and such transfer is effected in compliance with applicable securities laws; or
(ii)
any pledge or grant of a security interest in this Note in connection with any Back Leverage.
(c)
The Holder agrees to the imprinting, until no longer required by this Section 10.5, of the following legend on any certificate evidencing the Note or the Class A Shares issuable upon conversion of the Note:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THESE SECURITIES IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE NULL AND VOID.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Note or the Class A Shares issuable upon conversion of the Note if, unless otherwise required by state securities laws, (i) such securities are registered for resale under the Securities Act and are transferred to a Holder pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, that the sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (iii) such Holder provides the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

(d)
Transfers of this Note not in contravention of applicable Law and the Transaction Documents shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever.

10.6 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

33

10.7 Dispute Resolution.

(a)
Any dispute, controversy, difference or claim arising out of or relating to this Note, including its existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong.
(b)
It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

10.8 Notices. All notices and other communications given under this Note shall be in writing and shall be deemed to have been duly given: (a) upon receipt, when delivered personally; (b) one Business Day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses of the parties for such communications are:

If to the Company:

Yatsen Holding Limited
Address:	Floor 39, Poly Development Plaza
No. 832 Yue Jiang Zhong Road
Haizhu District, Guangzhou 510335
The People’s Republic of China
Email:	[***]
Attention:	[***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Address:	c/o 42/F Edinburgh Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Email:	[***]
Attention:	[***]

If to the Holder:

Polaris Veritas Investment Limited
Address:	[***]
Email:	[***]
Attention:	[***]

34

A party may change or supplement the addresses given above by giving the other party written notice thereof in the manner set forth above.

10.9 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Note and shall provide a schedule of its calculations to the Holder upon request. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holder.

10.10 Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

10.11 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

10.12 Rules of Construction. The headings contained in this Note are for reference purposes only and do not affect in any way the meaning or interpretation of this Note. In this Note, except as otherwise provided, (i) the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Note; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Note as a whole; (iv) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders; (v) references to a Person are also to its successors and permitted assigns; and (vi) references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

[The remainder of this page has been deliberately left blank]

35

IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

COMPANY:

Yatsen Holding Limited

By:
(Signature)

Name:
Title:

[Signature Page to Convertible Senior Note]

Exhibit A

FORM OF REPURCHASE NOTICE

To: YATSEN HOLDING LIMITED

Reference is made to that certain RMB_____________ convertible senior note (the “Note”) dated_____________ issued by Yatsen Holding Limited (the “Company”) to the undersigned Holder. Capitalized terms used and not defined herein shall have the meaning set forth in the Note.

The undersigned Holder of the Note hereby requests and instructs the Company to pay to the Holder in accordance with Section 5.1 of the Note (1) [the entire principal amount of this Note] / [the portion of the principal amount of this Note below designated], (2) the Make-Whole Amount in respect of such principal amount, and (3) if such Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Repurchase Date.

[Principal amount to be repaid (if less than all): RMB_____________]

Dated:

[NAME OF HOLDER]

By:
Name:
Title:

[Exhibit A]

Exhibit B

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: YATSEN HOLDING LIMITED

Reference is made to that certain RMB_____________ convertible senior note (the “Note”) dated _____________ issued by Yatsen Holding Limited (the “Company”) to the undersigned Holder. Capitalized terms used and not defined herein shall have the meaning set forth in the Note.

The undersigned Holder of the Note hereby requests and instructs the Company to pay to the Holder in accordance with Section 5.2 of this Note (1) [the entire principal amount of this Note] / [the portion of the principal amount of this Note below designated], and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

[Principal amount to be repaid (if less than all): RMB_____________]

Dated:

[NAME OF HOLDER]

By:
Name:
Title:

[Exhibit B]

Exhibit B

Form of the Second Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONVERTIBLE SENIOR NOTE

RMB415,458,000	[●], 2026

Subject to the terms and conditions of this Convertible Senior Note (the “Note”), for good and valuable consideration received, Yatsen Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), promises to pay to the order of Polaris Veritas Investment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (such party and any other permitted transferee, the “Holder”), the principal amount of RMB415,458,000, plus accrued and unpaid interest thereon at the rate provided below, on the Maturity Date (as defined below), as applicable, or such earlier date as may be otherwise provided herein, unless the outstanding principal, together with accrued interest, is settled in accordance with Article 3 of this Note.

The “Maturity Date” shall be [●], 2031, being the date that is five (5) years after the First Note Issue Date.

The Note is issued pursuant to, and in accordance with, the Convertible Note Purchase Agreement, dated March 11, 2026 (the “Note Purchase Agreement”), between the Company and the Holder, and is subject to the provisions thereof. This Note is the Second Note as defined in the Note Purchase Agreement. Any capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

The following is a statement of the rights of the Holder of the Note and the terms and conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

ARTICLE I
DEFINITIONS

“ADS” means an American depositary share of the Company, representing twenty Class A Shares of the Company as of the date of this Note.

“ADS Depositary” means the depositary for the ADSs, being Deutsche Bank Trust Company Americas as of the date of this Note.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by Law to be closed in the People’s Republic of China, Hong Kong, Singapore or the Cayman Islands.

“Capital Stock” means for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that Person.

“Class A Shares” means Class A ordinary shares in the share capital of the Company, par value US$0.00001 per share as of the date of this Note, subject to Section 4.2.

“Clause A Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause B Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause C Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, provided, that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) of the outstanding voting securities of such Person or the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Date” shall have the meaning ascribed to such term in Section 3.3(a).

“Conversion Notice” shall have the meaning ascribed to such term in Section 3.3(a).

“Conversion Period” means the period commencing on the date that falls three hundred and sixty-four (364) days after the First Note Issue Date, and ending on the third Business Day immediately preceding the Maturity Date (both dates inclusive).

“Conversion Rate” shall have the meaning ascribed to such term in Section 3.2.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on this Note (including principal, interest, the Repurchase Price and the Fundamental Change Repurchase Price) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning ascribed to such term in Section 4.1(c).

“Event of Default” shall have the meaning ascribed to such term in Section 2.4.

“Ex-Dividend Date” means the first date on which the Class A Shares, ADSs representing Class A Shares (or other applicable securities) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company, the ADS Depositary, or, if applicable, from the seller of the Class A Shares, ADSs representing Class A Shares (or other applicable securities) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiring Rights” means any rights, options or warrants to purchase Class A Shares or ADSs that expire on or prior to the Maturity Date.

“Financial Indebtedness” means, without duplication, all interest-bearing obligations of the Company and its Subsidiaries for borrowed money owed to any bank, financial institution or other institutional lender, whether evidenced by a loan agreement, credit facility, note, bond, debenture or other similar instrument. For the avoidance of doubt, such Financial

Indebtedness shall not include: (a) any obligations under the Notes (as defined in the Note Purchase Agreement); (b) trade payables, accounts payable or other similar obligations incurred in the ordinary course of business; (c) indebtedness incurred in connection with the acquisition of goods, equipment or services in the ordinary course of business; (d) operating lease obligations; (e) customer advances or deferred revenue; and (f) obligations under employee benefit plans or compensation arrangements.

“First Note Issue Date” means [●], 2026, being the date of issuance of the First Note.

“Fundamental Change” shall be deemed to have occurred at the time after the Note is originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any of the Permitted Holders, files any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Class A Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation, merger, amalgamation or scheme of arrangement of the Company pursuant to which the Class A Shares or the ADSs will be converted into cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the ADSs (or other common equity or ADSs in respect of common equity underlying the Note) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for any fractional ADS and cash payments made in connection with dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or American depositary shares in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and, as a result of such transaction or transactions, the Note becomes convertible into such consideration, excluding cash payments for any fractional ADS and cash payments made in connection with dissenters’ appraisal rights, provided, further, that notwithstanding anything to the contrary in the foregoing, none of the events described in clauses (a), (b), (c) or (d) above shall constitute a Fundamental Change if such event or transaction (i) was initiated or proposed by the Holder or any of its Affiliates, (ii) was approved or consented to by the Holder or any of its Affiliates (whether in its capacity as a shareholder, director, officer, noteholder or otherwise), (iii) resulted from any action taken or supported by the Holder or any of its Affiliates, or (iv) is a transaction in which the Holder or any of its Affiliates (or any Person acting in concert with the Holder or any of its Affiliates) is the counterparty, acquirer, recipient or transferee (or an Affiliate of any of the foregoing).

“Fundamental Change Repurchase Date” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Repurchase Notice” shall have the meaning ascribed to such term in Section 5.2(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning ascribed to such term in Section 5.2(a).

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission, any court, tribunal, judicial or arbitral body of competent jurisdiction, any self-regulatory organization or any stock exchange.

“HKIAC” shall have the meaning ascribed to such term in Section 10.7(a).

“Holder” shall have the meaning ascribed to such term in the Preamble.

“Initial Conversion Price” means RMB32.06 per ADS, calculated as (a) the volume weighted average price of the ADSs on The New York Stock Exchange for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the Note Purchase Agreement, multiplied by (b) 1.20, and multiplied by (c) the applicable Spot Rate of 6.9243.

“Interest Payment Date” means each of June 30 and December 31 of each year, beginning on the first such date to occur after the Issue Date.

“Interest Rate” shall have the meaning ascribed to such term in Section 2.1.

“Issue Date” means [●], 2026.

“Last Reported Sale Price” of any securities on any date means the closing sale price per security (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange (or the principal U.S. national or regional securities exchange on which such securities are traded). If such securities are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for such securities in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If such securities are not so quoted, the “Last Reported Sale Price” shall be the average of the midpoint of the last bid and ask prices for such securities on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. If there is no bid price or no ask price for such securities on the relevant date, then the “Last Reported Sale Price” shall be the value per security of such securities as of the close of business on the relevant date as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per security price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one such security. For so long as the Class A Shares are represented by ADSs, the “Last Reported Sale Price” of the Class A Shares on any date shall be the Last Reported Sale Price of the ADSs on that date, divided by the number of Class A Shares then represented by one ADS.

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Authority.

“Maturity Date” shall have the meaning ascribed to such term in the Preamble.

“Make-Whole Amount” means, with respect to any principal amount of the Note to be repurchased on the Repurchase Date, an amount equal to (a) the total amount (inclusive of such principal amount and all interest paid or payable thereon from the Issue Date to the Repurchase Date) that would result in an aggregate return to the Holder equivalent to a four percent (4%) per annum internal rate of return (compounded annually) on such principal amount from the Issue Date to the Repurchase Date, minus (b) such principal amount, minus (c) the aggregate amount of interest that has been paid or is payable on such principal amount from the Issue Date to, but excluding, the Repurchase Date.

“Merger Event” shall have the meaning ascribed to such term in Section 4.2(a).

“Note” shall have the meaning ascribed to such term in the Preamble.

“Note Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the

Secretary, any Executive or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Permitted Holders” means Mr. Jinfeng Huang, together with any other respective “person” or “group” subject to aggregation of ordinary share capital of the Company (including ordinary share capital held in the form of ADSs) with Mr. Jinfeng Huang under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person, (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor, and (iv) with respect to the Holder, any partner, member or shareholder of such Holder (and any of their respective Affiliates).

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

“PFIC” shall have the meaning ascribed to such term in Section 6.7.

“PRC” means the People’s Republic of China.

“Rate Calculation Date” means, with respect to any payment date or other date on which the Renminbi Equivalent Amount of any U.S. dollar amount is to be determined under the Transaction Documents, the day that is two (2) Business Days prior to such payment date or other date.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” and “unit of Reference Property” have the meanings ascribed thereto in Section 4.2(a).

“Regular Record Date” means, with respect to any Interest Payment Date, the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable June 30 or December 31 Interest Payment Date, respectively.

“Renminbi”, “RMB” or “CNY” means the lawful currency of the People’s Republic of China.

“Renminbi Equivalent Amount” means, in respect of any amount denominated in U.S. dollars, the amount in Renminbi calculated by multiplying such U.S. dollar amount by the Spot Rate for the relevant Rate Calculation Date.

“Repurchase Date” shall have the meaning ascribed to such term in Section 5.1(a).

“Repurchase Notice” shall have the meaning ascribed to such term in Section 5.1(b).

“Repurchase Price” shall have the meaning ascribed to such term in Section 5.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning ascribed to such term in Section 4.1(c).

“Spot Rate” means, for any Rate Calculation Date, the USD/RMB spot exchange rate determined as follows: (a) the USD/CNY official fixing rate, expressed as the amount of CNY per USD 1.00 as reported by the Treasury Markets Association, Hong Kong (www.tma.org.hk) as its USD/CNY(HK) spot rate at approximately 11:30 a.m., Hong Kong time, with respect to such Rate Calculation Date; (b) if it becomes impossible to obtain the USD/CNY official fixing rate on the Rate Calculation Date as outlined in limb (a), the Spot Rate shall be the USD/CNY official fixing rate, expressed as the amount of CNY per USD 1.00, authorized by the People’s Bank of China of the People’s Republic of China for reporting by the China Foreign Exchange Trade System (www.chinamoney.com.cn) at approximately 9:15 a.m., Beijing time, with respect to such Rate Calculation Date; and (c) if none of the foregoing is available, such rate as the Company and the Holder shall mutually agree in good faith and in a commercially reasonable manner.

“Subsidiary” means, with respect to any specified Person, any other Person that is Controlled by such specified Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with the accounting standards applicable to such Person.

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the ADSs (or such other security) are not then listed on The New York Stock Exchange, on another principal U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on another principal market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price of the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transaction Documents” shall have the meaning ascribed to such term in the Note Purchase Agreement.

“Trigger Event” shall have the meaning ascribed to such term in Section 4.1(c).

“U.S.” means the United States of America.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

“Valuation Period” shall have the meaning ascribed to such term in Section 4.1(c).

ARTICLE 2
INTEREST; PAYMENTS; DEFAULTS

2.1 Interest Rate. The principal amount outstanding under the Note shall bear interest at a rate of 1.5% per annum (the “Interest Rate”) until the Maturity Date or such earlier time as the principal becomes due and payable hereunder, whether through redemption upon an Event of Default or otherwise. Interest on the Note shall accrue from the Issue Date or from the most recent date on which interest then accrued has been fully paid for or duly provided for. Interest shall be payable semi-annually in arrears on each Interest Payment Date. Accrued interest on the Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

2.2 Payment. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in Renminbi in immediately available funds on the date that any principal or interest payment is due and payable hereunder. The Company shall make such principal or interest payments to the Holder by wire transfer of immediately available funds for the account of the Holder as the Holder may designate from time to time; provided that any such designation (or change of designation) shall have been notified in writing to the Company at least three (3) Business Days prior to the relevant payment date. If any such payment date or the Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3 Seniority. The Note ranks senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Note, equal in right of payment to any of the Company’s future indebtedness and other liabilities of the Company that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all future indebtedness incurred by the Company’s Subsidiaries and their other liabilities.

2.4 Events of Default. For purposes of the Note, an “Event of Default” shall be deemed to have occurred if any of the following events occurs, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)
Failure to Pay Principal. The Company defaults in the payment of principal of the Note when due and payable on the Maturity Date or upon declaration of acceleration (provided that no default shall occur with respect to any principal amount that has been converted, or is deemed to have been converted, in accordance with Section 3.3(a)), or the Company defaults in the payment of Repurchase Price or Fundamental Change Repurchase Price upon any required repurchase, in each case in accordance with the terms hereof;
(b)
Failure to Pay Interest. The Company defaults in the payment of interest, or any additional amount required to be paid under Section 2.1 or Section 3.3(g)(i), when any such payment becomes due and payable and the default continues for a period of thirty (30) days;
(c)
Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of the Note in accordance with Article 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of five (5) Business Days;
(d)
Breach of Other Obligations. The Company fails for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in the Note;
(e)
Bankruptcy. The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(f)
Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days;

(g)
Failure to Deliver Notice. The Company fails to issue a Fundamental Change Company Notice when due, and such failure continues for a period of ten (10) Business Days;
(h)
Breach of Net Cash Covenant. The Company fails to comply with its covenant with respect to Net Cash under Section 6.9, and such failure continues for a period of fifteen (15) days after written notice from the Holder has been received by the Company;
(i)
Cross-Default. Any default by the Company or any Significant Subsidiary of the Company with respect to any Financial Indebtedness in a total amount, either individually or when aggregated with any such default by the Company or any other Significant Subsidiary, in excess of US$10,000,000 (or the RMB or other foreign currency equivalent thereof), whether such indebtedness now exists or shall hereafter be created, where such default (A) results in such indebtedness becoming or being declared due and payable, or (B) constitutes a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, or upon required repurchase, acceleration, or otherwise, and, in each case, such default continues in effect for more than thirty (30) days after the expiration of any grace period or extension of time for payment applicable thereto; or
(j)
Event of Default under the First Note. An Event of Default (as defined in the First Note) has occurred under the First Note; provided that this Section 2.4(j) shall not apply to the extent such Event of Default under the First Note results from an event or circumstance that constitutes an Event of Default under this Note.

2.5 Consequences of Event of Default.

(a)
The Company shall promptly deliver a written notice to the Holder upon the occurrence of an Event of Default. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then, and in each and every such case (other than an Event of Default specified in Section 2.4(e) or Section 2.4(f)), unless the principal of the Note shall have already become due and payable, the Holder may by notice in writing to the Company, declare 100% of the outstanding principal of, and accrued and unpaid interest on, the Note to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 2.4(e) or Section 2.4(f) occurs and is continuing, 100% of the outstanding principal of, and accrued and unpaid interest on, the Note shall become and shall automatically be immediately due and payable without any action on the part of the Holder. Subject to the terms and conditions hereof and without limiting any other rights or remedies of the Holder hereunder, at law or inequity, upon the occurrence and during the continuance of an Event of Default under Section 2.4(c), the Company shall pay to the Holder, as liquidated damages and not as a penalty, such an amount of additional fees in accordance with Section 3.3(g) (to the extent Section 3.3(g) applies).
(b)
Subsection (a), however, is subject to the conditions that if, at any time after the outstanding principal of the Note shall have been so declared due and payable, and before any judgment, decree or arbitral award for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Holder a sum sufficient to pay installments of accrued and unpaid interest upon the Note and the outstanding principal of the Note that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable Law, and on such principal at the rate per annum borne by the Note, and if (1) rescission would not conflict with any applicable judgment, decree or arbitral award and (2) any and all existing Events of Default under the Note, other than the nonpayment of the principal of and accrued and unpaid interest on the Note that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all Default or Events of Default with respect to the Note and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

2.6 Defaulted Amounts. Any Defaulted Amounts shall accrue interest at the rate per annum borne by the Note, subject to the enforceability thereof under applicable Law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company to the Holder by wire transfer of immediately available funds pursuant to the procedures set forth in Section 2.2.

Article 3
CONVERSION

3.1 Conversion by Holder. Subject to and upon compliance with the provisions of this Article 3, and provided that a registration statement for the resale of Class A Shares issuable upon conversion of the Note, or an exemption from registration for such resale, is available, the Holder shall have the right from time to time, at the Holder’s option, to convert all or any portion (if the portion to be converted is (i) an integral multiple of RMB10,000 and (ii) at least RMB5,000,000 or constitutes the entire principal amount of the Note then held by the Holder) of the Note to the Company’s fully paid ADSs at the applicable Conversion Rate at any time during the Conversion Period; provided that at the Holder’s option, or if neither such registration statement nor such exemption is available, the Note (or applicable portion thereof) shall be converted into fully paid Class A Shares. Where any portion of the Note is converted into Class A Shares, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Shares represented by the ADSs (taking into account the number of Class A Shares each ADS represents), mutatis mutandis.

3.2 Conversion Price; Conversion Rate. Subject to adjustments as provided in Article 4, the initial conversion price of the Note shall be equal to the Initial Conversion Price, representing an initial conversion rate of 311.92 ADSs (the “Conversion Rate”) per RMB10,000 principal amount of the Note.

3.3 Conversion Procedure; Settlement Upon Conversion.

(a)
Subject to Section 3.3(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered a duly completed irrevocable written notice (the “Conversion Notice”) and the Note for cancellation to the Company. Within five (5) Business Days after the delivery of the Note and the Conversion Notice to the Company pursuant to Section 3.1 above (such fifth (5th) Business Day, the “Share Delivery Deadline”), the Company shall (i) take all actions and execute all documents necessary to effect the issuance of the full number of ADSs to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) in the case that the Holder elects to convert the Note into Class A Shares, deliver to the Holder a copy of the register of members of the Company, reflecting the Holder’s ownership of the Class A Shares delivered upon such conversion, and (iii) subject to Section 3.3(b), cancel the Note. No Conversion Notice may be delivered and the Note may not be surrendered by the Holder for conversion thereof if the Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of the Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Article 5.
(b)
In the event the Holder surrenders this Note pursuant to Section 3.3(a) for partial conversion, the Company shall, in addition to cancelling the Note upon such surrender, execute and deliver to the Holder a new note denominated in Renminbi and in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the Holder.
(c)
If the Holder submits the Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the ADSs or the issuance and delivery of the Class A Shares upon such conversion of the Note, unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall not be responsible for the relevant depositary’s fees for the issuance of the ADSs, or, in the case of issuance of Class A Shares, for any future conversion of such issued Class A Shares into the ADSs.
(d)
Except as provided in Section 4.1, no adjustment shall be made for dividends on any ADSs delivered upon any conversion of this Note as provided in this Article 3.
(e)
Upon any conversion, the Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of each conversion pursuant to this Article 3 shall be deemed to satisfy in full its obligation to pay the principal amount of the Note converted and accrued and unpaid interest thereon, if any. As a result, such accrued and unpaid interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if this Note is converted after the close of business on a Regular Record Date, the Holder will receive the full amount of interest payable on the Note on the corresponding Interest Payment Date notwithstanding the pending conversion for so long as it remains a holder of the Note and there remains outstanding principal. Any issuance of ADSs upon conversion of the Note during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Note; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to the Note.
(f)
The Company shall not issue any fractional ADS upon conversion of the Note and shall instead pay cash in Renminbi in lieu of any fractional ADS deliverable upon conversion, calculated as the Renminbi Equivalent Amount of the Last Reported Sale Price of the ADSs on the relevant Conversion Date.
(g)
If the Company fails to issue and deliver to the Holder the ADSs to which the Holder is entitled upon conversion of this Note on or prior to the applicable Share Delivery Deadline and such failure continues for a period of five (5) Business Days, then:
(i)
the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline during which such failure is continuing an amount equal to 0.1% of the product of (A) the number of ADSs not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) the Last Reported Sale Price of the ADSs on the Conversion Date; provided, however, that no such amount shall be payable by the Company if such failure was not caused by, and did not result from, any act, omission, or negligence of the Company or any of its agents, evidenced by supporting materials delivered by the Company to the Holder within two (2) Business Days after the Share Delivery Deadline, setting forth in reasonable detail the circumstances giving rise to such failure; and
(ii)
the Holder, upon written notice to the Company, may void its Conversion Notice with respect to any portion of this Note that has not been converted pursuant to such Conversion Notice.

Nothing in this Section 3.3(g) shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity.

ARTICLe 4
ADJUSTMENTS

4.1 Adjustment of Conversion Rate.

If the number of Class A Shares represented by the ADSs is changed, after the date of this Note, for any reason other than one or more of the events described in this Article 4, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Shares represented by the ADSs upon which any conversion of this Note is based remains the same.

Notwithstanding the adjustment provisions described in this Section 4.1, if the Company distributes to holders of the Class A Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 4.1 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Shares. However, in the event that the Company issues or distributes to all holders of the Class A Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 4.1(b) (in the case of Expiring Rights entitling holders of the Class A Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Shares or ADSs) or Section 4.1(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 4.1 results in a change to the number of Class A Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such an event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Shares (directly or in the form of ADSs) and solely as a result of holding the Note, in any of the transactions described in this Section 4.1, without having to convert the Note, as if it held a number of Class A Shares equal to the number of Class A Shares to which the principal amount of the Note then held by the Holder is convertible (without regard to any limitation on conversion period hereunder).

(a)
If the Company exclusively issues Class A Shares (directly or in the form of ADSs) as a dividend or distribution on the Class A Shares (directly or in the form of ADSs), or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the close of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the close of business on such effective date, as applicable;

OS0	=	the number of Class A Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the close of business on such effective date, as applicable; and

OS1	=	the number of Class A Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.1(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.1(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)
If the Company issues to all or substantially all holders of the Class A Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than the average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Class A Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Class A Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y	=

the number of Class A Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.1(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the Class A Shares (directly or in the form of ADSs), as applicable, for such issuance. To the extent that Class A Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such issuance had not occurred.

For purposes of this Section 4.1(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than such average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Shares (directly or in the form of ADSs), there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)
If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”) to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.1(a) or Section 4.1(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.1(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.1(c) shall apply, then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=

the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Class A Share (directly or in the form of ADSs) on the Record Date for such distribution.

Any increase made under the portion of this Section 4.1(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each RMB10,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 4.1(c) where there has been a payment of a dividend or other distribution on the Class A Shares (directly or in the form of

ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Shares (directly or in the form of ADSs) applicable to one Class A Share over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.1(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 4.1(c), rights, options or warrants distributed by the Company to all holders of the Class A Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 4.1(c) (and no adjustment to the Conversion Rate under this Section 4.1(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.1(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.1(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Class A Share redemption or purchase price received by a holder or holders of Class A Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.1(a), Section 4.1(b) and this Section 4.1(c), if any dividend or distribution to which this Section 4.1(c) is applicable also includes one or both of:

(A) a dividend or distribution of Class A Shares (directly or in the form of ADSs) to which Section 4.1(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.1(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.1(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.1(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.1(a) and Section 4.1(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Class A Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 4.1(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 4.1(b).

(d)
If any cash dividend or distribution is made to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Last Reported Sale Price of the Class A Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Class A Share the Company distributes to all or substantially all holders of the Class A Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 4.1(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, for each RMB10,000 principal amount of the Note, at the same time and upon the same terms as holders of the ADSs, the amount of cash that the Holder would have received if the Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)
If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for all or any portion of the Class A Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A Share exceeds the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Shares (directly or in the form of ADSs) purchased in such tender or exchange offer;

OS0	=

the number of Class A Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Class A Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.1(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 4.1(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. No adjustment to the Conversion Rate under this Section 4.1(e) shall be made if such adjustment would result in a decrease in the Conversion Rate. In the event that the Company or one of the Company’s Subsidiaries is obligated to purchase Class A Shares (directly or in the form of ADSs) pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(f)
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Shares or ADSs or any securities convertible into or exchangeable for Class A Shares or ADSs or the right to purchase Class A Shares or ADSs or such convertible or exchangeable securities.
(g)
In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 4.1, and to the extent permitted by applicable Law and subject to the applicable rules of The New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Shares or the ADSs or rights to purchase Class A Shares or ADSs in connection with a dividend or distribution of Class A Shares or ADSs (or rights to acquire Class A Shares or ADSs) or similar event.
(h)
Notwithstanding anything to the contrary in this Section 4.1, the Conversion Rate shall not be adjusted:
(i)
upon the issuance of any Class A Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Shares or ADSs under any plan;
(ii)
upon the issuance of any Class A Shares or ADSs or options or rights to purchase those Class A Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iii)
upon the issuance of any Class A Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date this Note was first issued;
(iv)
solely for a change in the par value of the Class A Shares or ADSs; or
(v)
for accrued and unpaid interest, if any.
(i)
All calculations and other determinations under this Section 4.1 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(j)
Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder.
(k)
For purposes of this Article 4, the number of Class A Shares at any time outstanding shall not include Class A Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Shares.
(l)
For purposes of this Section 4.1, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

4.2 Effect of Recapitalizations, Reclassifications and Changes of the Class A Shares.

(a)
In the case of:
(i)
any recapitalization, reclassification or change of the Class A Shares (other than changes resulting from a subdivision or combination),
(ii)
any consolidation, merger, combination or similar transaction involving the Company,
(iii)
any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or
(iv)
any statutory share exchange,

in each case, as a result of which the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that, at and after the effective time of such Merger Event, the right to convert the Note shall be changed into a right to convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon any conversion of the Note in accordance with Article 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.

If the Merger Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election (or, in the event that no holder of ADSs affirmatively makes such an election, the weighted average of the types and amounts of consideration actually received by the holders of ADSs), and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall provide written notice to the Holder of such weighted average as soon as practicable after such determination is made.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 4 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment, and such amendment shall contain such additional provisions to protect the interests of the Holder, including the rights of the Holder to require the Company to repurchase this Note upon a Fundamental Change pursuant to Section 5.2 as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)
The Company shall not enter into any agreement to become a party to any Merger Event unless the terms of the transaction underlying such Merger Event are consistent with this Section 4.2. None of the foregoing provisions shall affect the right of the Holder to convert this Note into ADSs (or Class A Shares) as set forth in Article 3 prior to the effective date of such Merger Event.
(c)
The above provisions of this Section 4.2 shall similarly apply to successive Merger Events.

4.3 No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Article 4 shall be required to be made to the Conversion Rate if the Company receives written notice from the Holder that no such adjustment is required.

4.4 Certain Covenants.

(a)
The Company covenants that all ADSs delivered upon any conversion of this Note, and all Class A Shares represented thereby, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)
The Company covenants that if any ADSs to be provided for the purpose of any conversion of this Note, or any Class A Shares represented thereby, require registration with or approval of any Governmental Authority under any Law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.
(c)
The Company further covenants that for so long as the ADSs are listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of this Note.

4.5 Termination of Depositary Receipt Program. If the Class A Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Shares and as if the Class A Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect two (2) Business Days prior to the date of determination shall apply.

ARTICLE 5
REPURCHASE at Option of the Holder

5.1 Option of the Holder.

(a)
The Holder shall have the right, at the Holder’s option, to require the Company to repurchase for cash on the date that is the third (3rd) anniversary of the First Note Issue Date (the “Repurchase Date”), all or any portion (if the portion to be repurchased is an integral multiple of RMB10,000) of the Note at a repurchase price (the “Repurchase Price”) that is equal to (i) 100% of the principal amount of the Note to be repurchased, plus (ii) the Make-Whole Amount in respect of such principal amount, plus (iii) accrued and unpaid interest on such principal amount to, but excluding, the Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holder submitting the Note for repurchase on the Repurchase Date but instead to the Holder of such Note at the close of business on the Regular Record Date immediately preceding the Repurchase Date.
(b)
Delivery of Notice and the Note by the Holder.
(i)
Repurchases of the Note under this Section 5.1 shall be made, at the option of the Holder, upon: (A) delivery to the Company by the Holder of a duly completed notice (the “Repurchase Notice”) in the form attached hereto as Exhibit A during the period beginning at any time from the open of business on the date that is twenty (20) Business Days prior to the Repurchase Date until the close of business on the second (2nd) Business Day immediately preceding the Repurchase Date; and (B) delivery of the Note to the Company at any time after delivery of the Repurchase Notice (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

(ii)
Each Repurchase Notice shall state that this Note or portion of this Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.
(iii)
Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the second (2nd) Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Company in accordance with Section 5.3.
(c)
No Repurchase Notice with respect to the Note may be delivered and this Note may not be surrendered for repurchase pursuant to this Section 5.1 by the Holder to the extent that the Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 5.2 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 5.3.
(d)
Notwithstanding the foregoing, the Note may not be repurchased by the Company at the option of the Holder on the Repurchase Date if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to the Note).

5.2 Option of the Holder upon a Fundamental Change.

(a)
If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Company to repurchase for cash all or any portion (if the portion to be repurchased is an integral multiple of RMB10,000) of the Note on the date (the “Fundamental Change Repurchase Date”) notified by the Company in writing to the Holder promptly and in any event no later than ten (10) Business Days after the occurrence of such Fundamental Change, together with other information, including (i) the events causing the Fundamental Change, (ii) the date of the Fundamental Change, (iii) the Fundamental Change Repurchase Price, and (iv) the Fundamental Change Repurchase Date (such notification, the “Fundamental Change Company Notice”) (provided that the Fundamental Change Repurchase Date shall not be less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon calculated at the Interest Rate to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Note to be repurchased pursuant to this Section 5.2.

(b)
Delivery of Notice and the Note by the Holder.
(i)
Repurchases of the Note under this Section 5.2 shall be made, at the option of the Holder thereof, upon: (A) delivery by the Holder to the Company of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form attached hereto as Exhibit B, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (B) delivery of the Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
(ii)
Each Fundamental Change Repurchase Notice delivered pursuant to Section 5.2(b)(i) shall state (A) the portion of the principal amount of this Note to be repurchased and (B) that this Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.
(iii)
Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.3.
(c)
Notwithstanding the foregoing, the Note may not be repurchased by the Company on any date at the option of the Holder upon a Fundamental Change if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Note).

5.3 Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.3 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or Fundamental Change Repurchase Date, as applicable, specifying (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of the Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice.

5.4 Payment of Repurchase Price or Fundamental Change Repurchase Price.

(a)
On or prior to 10:00 a.m., Hong Kong time, on the Repurchase Date or Fundamental Change Repurchase Date, as applicable, the Company shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of the Note to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price, as applicable. Payment for the applicable portion of the Note surrendered for repurchase (and not withdrawn in accordance with Section 5.3) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as

applicable and (ii) the time of delivery of the applicable portion of the Note by the Holder to the Company in the manner required by Section 5.1(b) or Section 5.2(b), as applicable, by mailing checks or wire transfer for the amount payable to the Holder.
(b)
If by 10:00 a.m., Hong Kong time, on the Repurchase Date or Fundamental Change Repurchase Date, as applicable, the Company holds money sufficient to make payment on the applicable portion of the Note to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as applicable, then, with respect to the applicable portion of the Note that has been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as applicable, (i) such portion of the Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of the Note and (iii) in the event the entire outstanding amount of the Note is surrendered by the Holder to be repurchased, all other rights of the Holder will terminate (other than the right of the Holder to receive the Repurchase Price or the Fundamental Change Repurchase Price, as applicable, and the right of the Holder of such Note at the close of business on the Regular Record Date immediately preceding the Repurchase Date or Fundamental Change Repurchase Date to receive accrued but unpaid interest on such Note).
(c)
Upon the surrender of the Note that is to be repurchased in part pursuant to this Article 5, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note.

5.5 Covenant to Comply with Applicable Laws Upon Repurchase of the Note. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities Laws in connection with any offer by the Company to repurchase the Note so as to permit the rights and obligations under this Article 5 to be exercised in the time and in the manner specified in this Article 5.

ARTICLE 6
COVENANTS

6.1 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including, if applicable, the Repurchase Price and the Fundamental Change Repurchase Price) of, and accrued and unpaid interest on, the Note at the respective times and in the manner provided herein.

6.2 Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

6.3 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other Law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such Law had been enacted.

6.4 Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Note.

6.5 New Note Instruments. Upon request of the Holder for the Note to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional note instruments of such smaller principal amounts within five (5) Business Days; provided that the existing note instrument of this Note shall be returned by the Holder to the Company for cancellation.

6.6 Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably acceptable to the Company, or in the case of mutilation, upon surrender and cancellation thereof), the Company shall at the Holder’s expense within five (5) Business Days execute and deliver to the Holder, in lieu thereof, a new Note, dated hereof and bearing interest from the date to which interest has been paid.

6.7 PFIC Disclosure. The Company shall use its reasonable efforts to avoid the Company or any of its Subsidiaries being classified as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the current and any future taxable year.

6.8 Use of Proceeds. The Company shall apply the proceeds from the issuance of the Note in the manner set forth in Section 4.2 of the Note Purchase Agreement.

6.9 Minimum Net Cash.

(a)
For so long as any principal amount of this Note remains outstanding, the Company shall maintain, at all times, Net Cash of not less than US$75,000,000. For the avoidance of doubt, the minimum Net Cash covenants under this Note and the First Note are not cumulative, and maintaining Net Cash of not less than US$75,000,000 shall constitute compliance with both covenants.
(b)
The Company shall deliver to the Holder, within thirty (30) days after the end of each semi-annual period (being June 30 or December 31), a certificate signed by the chief financial officer (or other authorized senior financial officer) of the Company (a “Minimum Net Cash Compliance Certificate”) certifying, as of June 30 or December 31 (as applicable): (i) the Company’s Net Cash as of such date, (ii) the components thereof in reasonable detail, and (iii) the Company’s compliance with Section 6.9(a).
(c)
For purposes of this Note, “Net Cash” means, as of any date of determination, the aggregate amount of cash and cash equivalents, restricted cash and short-term investments of the Company and its Subsidiaries, minus all Financial Indebtedness of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

6.10 Reservation of Shares; Authorized Share Increase.

(a)
At any time when any principal amount of this Note remains outstanding, the Company shall maintain a reserve from its duly authorized but unissued Class A Shares sufficient Class A Shares to enable the Company to comply with its obligations to issue Class A Shares (including Class A Shares represented by ADSs) upon the conversion of this Note in accordance with the terms and conditions hereof and the exercise of the Warrants corresponding to this Note in accordance with the terms and conditions thereof.
(b)
If at any time the number of authorized but unissued Class A Shares is insufficient to satisfy the Company’s obligation to reserve shares pursuant to Section 6.10(a), the Company shall use its commercially reasonable efforts to obtain all necessary shareholder approvals to increase the authorized share capital of the Company to the extent necessary to permit the reservation required by Section 6.10(a).

ARTICLe 7
NO RIGHTS AS SHAREHOLDER PRIOR TO CONVERSION

For the avoidance of doubt, the Holder hereby acknowledges and agrees that it has not been conferred with any of the rights of a shareholder of the Company, including the right to vote as such, by any of the provisions hereof or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, (b) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise), or (c) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise, until the Note shall have been converted and ADSs or Class A Shares issuable upon the conversion hereof shall have been issued, as provided for in the Note.

ARTICLe 8
CANCELLATION

After all amounts at any time owing on the Note have been paid in full or upon the conversion of the Note in full pursuant to Article 3, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE 9
NO REDEMPTION or prepayment

Unless permitted by this Note or otherwise agreed between the Company and the Holder, this Note shall not be redeemable or prepaid by the Company prior to the Maturity Date, and no sinking fund is provided for this Note.

ARTICLe 10
MISCELLANEOUS

10.1 Termination of Rights. All rights under this Note shall terminate when (a) all amounts at any time owing on the Note have been paid in full, (b) the Note is converted in full pursuant to the terms set forth in Article 3, or (c) the Note is repurchased in full by the Company pursuant to Article 5; provided that, in the case of any repurchase or conversion, the foregoing shall not affect the right of the Holder to receive any amounts payable in the respect thereof.

10.2 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

10.3 Official Acts by Successor Company. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

10.4 Amendment; Waiver. The amendment, modification or supplement to any term of the Note shall be effected by a written instrument executed by the Holder and the Company. The observance of any provision in the Note may be waived only by the written consent of the party against whom such waiver is to be effective. No failure or delay on the part of any party to exercise any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

10.5 Transferability.

(a)
The Holder covenants that the Note and/or the Class A Shares or ADSs issuable upon conversion of the Note will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.
(b)
Notwithstanding Section 10.5(a), the Holder shall not transfer, assign or otherwise dispose of all or any portion of this Note to any Person without the prior written consent of the Company; provided, however, that no such consent shall be required for:
(i)
any transfer or assignment of this Note to any Permitted Transferee of the Holder, so long as such Permitted Transferee agrees in writing to be bound by all of the terms and conditions of this Note and the other Transaction Documents and such transfer is effected in compliance with applicable securities laws; or
(ii)
any pledge or grant of a security interest in this Note in connection with any Back Leverage.
(c)
The Holder agrees to the imprinting, until no longer required by this Section 10.5, of the following legend on any certificate evidencing the Note or the Class A Shares issuable upon conversion of the Note:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED,

THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THESE SECURITIES IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE NULL AND VOID.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Note or the Class A Shares issuable upon conversion of the Note if, unless otherwise required by state securities laws, (i) such securities are registered for resale under the Securities Act and are transferred to a Holder pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, that the sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (iii) such Holder provides the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

(d)
Transfers of this Note not in contravention of applicable Law and the Transaction Documents shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever.

10.6 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

10.7 Dispute Resolution.

(a)
Any dispute, controversy, difference or claim arising out of or relating to this Note, including its existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong.

(b)
It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

10.8 Notices. All notices and other communications given under this Note shall be in writing and shall be deemed to have been duly given: (a) upon receipt, when delivered personally; (b) one Business Day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses of the parties for such communications are:

If to the Company:
Yatsen Holding Limited
Address:	Floor 39, Poly Development Plaza No. 832 Yue Jiang Zhong Road Haizhu District, Guangzhou 510335 The People’s Republic of China
Email:	[***]
Attention:	[***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Address:	c/o 42/F Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong
Email:	[***]
Attention:	[***]

If to the Holder: Polaris Veritas Investment Limited
Address:	[***]
Email:	[***]
Attention:	[***]

A party may change or supplement the addresses given above by giving the other party written notice thereof in the manner set forth above.

10.9 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Note and shall provide a schedule of its calculations to the Holder upon request. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holder.

10.10 Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

10.11 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

10.12 Rules of Construction. The headings contained in this Note are for reference purposes only and do not affect in any way the meaning or interpretation of this Note. In this Note, except as otherwise provided, (i) the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Note; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Note as a whole; (iv) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders; (v) references to a Person are also to its successors and permitted assigns; and (vi) references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

[The remainder of this page has been deliberately left blank]

IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

COMPANY:

Yatsen Holding Limited

By:
(Signature)

Name:
Title:

[Signature Page to Convertible Senior Note]

Exhibit A

FORM OF REPURCHASE NOTICE

To: YATSEN HOLDING LIMITED

Reference is made to that certain RMB____________ convertible senior note (the “Note”) dated____________ issued by Yatsen Holding Limited (the “Company”) to the undersigned Holder. Capitalized terms used and not defined herein shall have the meaning set forth in the Note.

The undersigned Holder of the Note hereby requests and instructs the Company to pay to the Holder in accordance with Section 5.1 of the Note (1) [the entire principal amount of this Note] / [the portion of the principal amount of this Note below designated], (2) the Make-Whole Amount in respect of such principal amount, and (3) if such Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Repurchase Date.

[Principal amount to be repaid (if less than all): RMB_____________]

Dated:

[NAME OF HOLDER]

By:
Name:
Title:

[Exhibit A]

Exhibit B

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: YATSEN HOLDING LIMITED

Reference is made to that certain RMB____________ convertible senior note (the “Note”) dated____________ issued by Yatsen Holding Limited (the “Company”) to the undersigned Holder. Capitalized terms used and not defined herein shall have the meaning set forth in the Note.

The undersigned Holder of the Note hereby requests and instructs the Company to pay to the Holder in accordance with Section 5.2 of this Note (1) [the entire principal amount of this Note] / [the portion of the principal amount of this Note below designated], and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

[Principal amount to be repaid (if less than all): RMB_____________]

Dated:

[NAME OF HOLDER]

By:
Name:
Title:

[Exhibit B]

Exhibit C

Form of the Warrant

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

WARRANT TO PURCHASE CLASS A ORDINARY SHARES OF
YATSEN HOLDING LIMITED

[Date]

This is to certify that, FOR VALUE RECEIVED, Polaris Veritas Investment Limited, or its assigns (“Holder”), is entitled to acquire, subject to the provisions of this Warrant, from Yatsen Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), a certain number of fully paid, validly issued and non-assessable Class A ordinary shares, par value US$0.00001 per share, of the Company (“Class A Ordinary Shares”) equal to 50% of one-tenth (1/10) of the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) actually issued by the Company upon conversion of all or a portion of the corresponding Note (as defined below), at an exercise price of US$0.50 per Class A Ordinary Share (equivalent to US$10.00 per ADS, based on twenty (20) Class A Ordinary Shares per ADS as of the date hereof) (the “Exercise Price”). The number of Class A Ordinary Shares to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The Class A Ordinary Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as the “Warrant Shares.”

This Warrant to purchase Class A Ordinary Shares (this “Warrant”) is being issued pursuant to that certain Convertible Note Purchase Agreement, dated March 11, 2026 (the “Note Purchase Agreement”), by and between the Company and the Holder. This Warrant corresponds to the [First Note/Second Note] issued pursuant to the Note Purchase Agreement (the “Note”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement or, where the context requires, the Note.

(a)
Exercise of Warrant.
(1)
This Warrant may be exercised, on a cashless basis only, in whole or in part at any time or from time to time during the period commencing on the date on which all or any portion of the Note is converted into Class A Ordinary Shares (including Class A Ordinary

1

Shares represented by ADSs) in accordance with the terms of the Note and ending on the Maturity Date or the Extended Maturity Date of such Note, as applicable (such period, the “Exercise Period”).
(2)
This Warrant shall be exercised by exchanging this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (a), by surrendering this Warrant at the principal office of the Company, accompanied by a notice stating the Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). The Warrant Shares issuable upon such Warrant Exchange and, if this Warrant should be exercised in part only, a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder, shall be issued as of the Exchange Date and delivered to the Holder within five (5) Business Days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value of a Class A Ordinary Share. “Fair Market Value” shall mean (i) if the Class A Ordinary Shares are represented by ADSs are listed for trading on a U.S. national or regional securities exchange on the Exchange Date, the volume weighted average of the Last Reported Sale Prices of the Class A Ordinary Shares (in the form of ADSs) applicable to one Class A Ordinary Share over the 10-consecutive-Trading-Day period ending on, and including, the date of the Notice of Exchange, and (ii) in all other cases, the Last Reported Sale Price determined as of the Exchange Date. Notwithstanding the foregoing, if the Fair Market Value is equal to or less than the Exercise Price, this Warrant (or the portion thereof being exercised) shall not be exercisable. As of the close of business on the Exchange Date, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the register of members of the Company shall then be closed or that such Warrant Shares shall not then have been issued to the Holder.
(b)
Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a Class A Ordinary Share.
(c)
Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.
(d)
No Shareholder Rights. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the

2

Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.
(e)
Adjustment Provisions. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time in the same manner as provided in Article 4 of the Note for the adjustment of the Initial Conversion Price and Conversion Rate, mutatis mutandis, such that the number of Warrant Shares issuable upon exercise of this Warrant shall remain equal to 50% of one-tenth (1/10) of the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) actually issued by the Company upon conversion of all or a portion of the Note (after taking into account any adjustment to the Conversion Price and/or Conversion Rate).
(f)
No Net-Cash Settlement. Except as expressly provided herein with respect to fractional shares, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in Class A Ordinary Shares.
(g)
Modification. The provisions of this Warrant may from time to time be amended, modified or waived, by written agreement of the Company and the holder of this Warrant.
(h)
Transfer. This Warrant and/or the Class A Ordinary Shares issuable upon exercise of this Warrant will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. The Holder shall not transfer, assign or otherwise dispose of all or any portion of this Warrant to any Person without the prior written consent of the Company; provided, however, that no such consent shall be required for: (1) any transfer or assignment of this Warrant to any Permitted Transferee of the Holder, so long as such Permitted Transferee agrees in writing to be bound by all of the terms and conditions of this Warrant and the other Transaction Documents and such transfer is effected in compliance with applicable securities laws; (2) any pledge or grant of a security interest in this Warrant in connection with any Back Leverage; or (3) any distribution in-kind of this Warrant by the Holder to its shareholders (and further dispositions by such shareholders and their respective Permitted Transferees) in compliance with the Securities Act.
(i)
Miscellaneous. Section 7.4 (Confidentiality), Section 7.5 (Governing Law; Dispute Resolution), and Section 7.6 (Notices) of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis.

[Signatures appear on the following page]

3

IN WITNESS WHEREOF, the parties hereto have executed this Warrant on the date first written above.

HOLDER:

POLARIS VERITAS INVESTMENT LIMITED

By:
Name:
Title:

COMPANY:

YATSEN HOLDING LIMITED

By:
Name:
Title:

[Signature Page to Warrant]

Exhibit D

Registration Rights

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Exhibit D:

“Company Indemnified Party” has the meaning set forth in Section 6.2.

“Conversion Eligibility Date” means the date that falls three hundred and sixty-four (364) days following the Issue Date of the First Note, being the first date on which the Notes may be converted into Class A Ordinary Shares or ADSs and the Warrants may be exercised for Class A Ordinary Shares, in each case pursuant to their respective terms.

“FINRA” means the Financial Industry Regulatory Authority, or any successor self-regulatory organization.

“Form F-3” means Form F-3 (or Form S-3 if the Company is no longer a “foreign private issuer” within the meaning of Rule 405 under the Securities Act) promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founder” means Mr. Jinfeng Huang.

“Holder” means the Purchaser and any Person to whom rights under this Exhibit D have been validly transferred in accordance with the terms hereof, but only for so long as such Person holds Registrable Securities.

“Holder Indemnified Party” has the meaning set forth in Section 6.1.

“Holder Information” has the meaning set forth in Section 6.2.

“Issue Date” has the meaning set forth in the First Note.

“Losses” has the meaning set forth in Section 6.1.

“Piggyback Offering” has the meaning set forth in Section 4.1.

“Piggyback Registration” has the meaning set forth in Section 4.1.

“Postponement Period” has the meaning set forth in Section 3.4(a).

“Prospectus” means the prospectus included in any Registration Statement (including any prospectus subject to completion and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act or any successor rule), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Securities” means: (a) any Class A Ordinary Shares issued or issuable upon conversion of the Notes; (b) any Class A Ordinary Shares issued or issuable upon exercise of the Warrants; (c) any Class A Ordinary Shares issued or issuable with respect to the securities described in clauses (a) or (b) above by way of stock dividend, stock split, or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization, or other similar event with respect to the Class A Ordinary Shares; and (d) for the avoidance of doubt, any Class A Ordinary Shares acquired by the Holder or any Affiliate of the Holder in open market purchases, privately negotiated transactions, or otherwise that were not issued directly by the Company to the Holder pursuant to this Agreement or upon conversion of the Notes or exercise of the Warrants shall not constitute Registrable Securities hereunder. Notwithstanding the foregoing, securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) a Registration Statement covering such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such effective Registration Statement; (ii) such securities are sold pursuant to Rule 144 under circumstances where any restrictive legend on such securities is removed by the Company’s depositary bank; (iii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information requirements under Rule 144(b)(1)(i) by the Holder as a non-affiliate; or (iv) such securities cease to be outstanding.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Exhibit D, including without limitation: (a) all SEC, stock exchange, FINRA, and state securities law registration, listing, and filing fees and expenses (including any fees and expenses relating to filings required to be made with FINRA); (b) all fees and expenses of complying with securities or “blue sky” laws; (c) all printing, duplicating, word processing, messenger, telephone, facsimile, and delivery expenses; (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company; (e) all fees and expenses in connection with listing the Registrable Securities on each securities exchange or trading market on which the Class A Ordinary Shares are then listed; and (f) the fees and expenses of any depositary bank or registrar for the Class A Ordinary Shares. Registration Expenses shall not include: (A) underwriting discounts and commissions relating to Registrable Securities; (B) transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holder; (C) fees and expenses of counsel or other advisors to the Holder; or (D) any fees and expenses of underwriters’ counsel.

“Selling Expenses” means all underwriting discounts, selling commissions, and transfer taxes applicable to the sale of Registrable Securities and related fees and expenses of counsel or other advisors to the Holder.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

2

“Shelf Takedown” means an offering of Registrable Securities pursuant to a Shelf Registration Statement, whether or not underwritten, including any Underwritten Block Trade.

“Shelf Takedown Notice” has the meaning set forth in Section 3.1(b).

“Suspension Event” has the meaning set forth in Section 5.1(a).

“Suspension Notice” has the meaning set forth in Section 5.1(a).

“Suspension Period” has the meaning set forth in Section 5.1(b).

“Underwritten Block Trade” means an offering of Registrable Securities on a “block trade” or similar basis pursuant to which the underwriter(s) or initial purchaser(s) purchase Registrable Securities from the Holder as principal at a negotiated price for immediate resale, with pricing and allocation occurring on one day (and frequently overnight), and includes transactions commonly referred to as “overnight block trades,” “bought deals,” or “accelerated bookbuilds.”

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

ARTICLE II

SHELF REGISTRATION

Section 2.1 Filing Obligation.

(a)
Shelf Registration Statement. The Company shall prepare and file with the SEC a registration statement on Form F-3 (or, if the Company is not then eligible to use Form F-3 for secondary resales pursuant to the General Instructions to Form F-3, another appropriate form available to the Company) covering the resale of Registrable Securities for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (such registration statement, including all amendments and supplements thereto, the “Shelf Registration Statement,” and such registration, the “Shelf Registration”) no later than ninety (90) calendar days prior to the Conversion Eligibility Date.
(b)
Inclusion of Additional Registrable Securities. If, after the filing of the initial Shelf Registration Statement, additional Registrable Securities are issued, the Company shall amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities as promptly as practicable.

3

Section 2.2 Effectiveness and Maintenance.

(a)
Effectiveness Deadline. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable, and in any event:

(i) within ninety (90) calendar days after the filing date of the Shelf Registration Statement; or

(ii) within one hundred fifty (150) calendar days after the filing date of the Shelf Registration Statement if the SEC reviews such registration statement;

provided, however, that if the Company has confidentially submitted the Shelf Registration Statement, such time periods shall be calculated from the date of public filing (rather than the date of confidential submission).

(b)
Continuous Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act and usable for resale of Registrable Securities by the Holder until the earliest of:

(i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or Rule 144;

(ii) the date on which all Registrable Securities may be sold publicly by non-affiliates of the Company without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144(b)(1)(i), as evidenced by a written opinion of counsel reasonably acceptable to the Company’s depositary bank and the Holder; or

(iii) the sixth (6th) anniversary of the Issue Date.

(c)
Automatic Shelf Registration Statements. If the Company files an automatic shelf registration statement on Form F-3 after becoming a WKSI, the Company shall use commercially reasonable efforts to remain a WKSI and to cause such automatic shelf registration statement to remain effective (including by filing a new automatic shelf registration statement prior to the expiration of the then-current automatic shelf registration statement if necessary) during the period specified in Section 2.2(b).
(d)
Registration Statement Ceases to Be Effective. If the Shelf Registration Statement ceases to be effective for any reason at any time during the period specified in Section 2.2(b) (except as a result of a permitted Suspension Period under Article V or the sale of all Registrable Securities covered thereby), the Company shall:

(i) use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof; and

4

(ii) in any event, within thirty (30) days of such ineffectiveness, amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “new” registration statement covering all Registrable Securities then outstanding.

If a new registration statement is filed pursuant to clause (ii) above, the Company shall use commercially reasonable efforts to cause such new registration statement to be declared effective as promptly as practicable, and shall extend the period during which such new registration statement shall be maintained effective pursuant to Section 2.2(b) by the number of days during the period that the prior Shelf Registration Statement was not effective.

ARTICLE III

SHELF TAKEDOWNS

Section 3.1 Demand Rights.

(a)
General Takedown Rights. At any time and from time to time after the Shelf Registration Statement has been declared effective by the SEC, the Holder shall have the right to require the Company to facilitate a Shelf Takedown by delivering written notice to the Company in accordance with Section 3.1(b); provided, however, that:

(i) the Holder may not deliver more than three (3) Shelf Takedown Notices in any twelve-month period for underwritten Shelf Takedowns (including Underwritten Block Trades);

(ii) each underwritten Shelf Takedown pursuant to this Section 3.1 (excluding an Underwritten Block Trade) must have a reasonably anticipated aggregate gross proceeds amount of at least $20,000,000 (based on the closing price of the Class A Ordinary Shares on the NYSE on the trading day immediately prior to the delivery of the Shelf Takedown Notice);

(iii) the Holder may effect an unlimited number of non-underwritten Shelf Takedowns; and

(iv) the Company shall not be required to effect a Shelf Takedown (other than a non-underwritten Shelf Takedown) within ninety (90) days after the closing of a prior underwritten Shelf Takedown (including an Underwritten Block Trade) in which the Holder participated and sold Registrable Securities.

(b)
Shelf Takedown Notice. Each notice from the Holder requesting a Shelf Takedown (a “Shelf Takedown Notice”) shall specify:

(i) the approximate number of Registrable Securities proposed to be sold or distributed;

(ii) the intended method or methods of disposition (including whether the offering is to be underwritten and, if so, the name(s) of the proposed managing

5

underwriter(s), and whether such offering is intended to be an Underwritten Block Trade);

(iii) a reasonable description of the timing for such disposition; and

(iv) any other information reasonably required by the Company in connection with facilitating such Shelf Takedown.

(c)
Company Cooperation. Upon receipt of a Shelf Takedown Notice, the Company shall promptly cooperate with the Holder to facilitate such Shelf Takedown.
(d)
Managing Underwriters. If the Holder requests an underwritten Shelf Takedown, the Holder shall have the right to select the managing underwriter(s) for such offering (which shall be one or more nationally recognized investment banks), subject to the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.
(e)
Underwriting Agreement. The Holder agrees to enter into an underwriting agreement with the managing underwriter(s) selected for any underwritten Shelf Takedown, which agreement shall contain such representations, warranties, covenants, indemnities, and other rights and obligations of the parties thereto as are customary in underwritten offerings of securities of the type being offered.

Section 3.2 Inclusion of Other Securities.

The Company shall not include in any underwritten Shelf Takedown any securities that are not Registrable Securities without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 3.3 Underwriter’s Cutback.

If a Shelf Takedown involves an underwritten offering and the managing underwriter of such Shelf Takedown advises the Company and the Holder in writing that in its reasonable and good faith opinion the number of Class A Ordinary Shares proposed to be included in such Shelf Takedown, including all Registrable Securities and all other shares of Class A Ordinary Shares that the Company proposes to include in such underwritten offering, exceeds the number of shares of Class A Ordinary Shares that can be sold in such underwritten offering without adversely affecting the marketability, pricing, or distribution of the Class A Ordinary Shares proposed to be sold in such underwritten offering, the Company shall include in such Shelf Takedown: (a) first, the Registrable Securities that the Holder proposes to sell; and (b) second, any shares of Class A Ordinary Shares proposed to be sold by the Company or any other Persons, allocated among the Company and such Persons in such manner as they may agree.

Section 3.4 Postponement Rights.

(a)
Limited Postponement Right. Notwithstanding anything to the contrary in this Article III, the Company may postpone (but not more than twice in any twelve-month period) the filing or effectiveness of an amendment or supplement to the Shelf Registration

6

Statement in connection with a Shelf Takedown for a period not to exceed ninety (90) days (a “Postponement Period”) if the Company determines in good faith that such Shelf Takedown would reasonably be expected to:

(i) materially interfere with, or require premature public disclosure of, a bona fide material financing, acquisition, disposition, merger, reorganization, or similar transaction involving the Company or any of its subsidiaries, which disclosure would have a material adverse effect on the Company or the proposed transaction; or

(ii) require disclosure of material non-public information that the Company has a bona fide business purpose for keeping confidential and that, if disclosed at such time, the Company reasonably believes would be materially detrimental to the Company and its shareholders;

provided that the Company delivers a written notice to the Holder (a “Postponement Notice,” and without disclosing such material non-public information) of such postponement within five (5) Business Days of receipt of the Shelf Takedown Notice (or within one (1) Business Day in the case of an Underwritten Block Trade), together with a certificate signed by an executive officer of the Company certifying that the Company has made the determination described in clause (i) or (ii) above.

(b)
Limitations on Postponement.

(i) The Company shall give the Holder written notice of the termination of any Postponement Period promptly following such termination (and in any event within three (3) Business Days).

(ii) The Company shall extend the period during which the Shelf Registration Statement must be maintained effective pursuant to Section 2.2(b) by the aggregate number of days during all Postponement Periods.

(iii) The Company shall not deliver a Postponement Notice within ninety (90) days of the termination of the immediately preceding Postponement Period unless such Postponement Notice relates to a bona fide business purpose that did not exist at the time of such preceding Postponement Period.

(iv) The aggregate number of days of “Postponement Periods” under Section 3.4 and “Suspension Periods” under Section 5.1, taken together, shall not exceed 180 days in any 18-month period.

(c)
Withdrawal Rights. The Holder may, in its sole discretion, elect to withdraw a Shelf Takedown Notice at any time prior to the effectiveness of the applicable amendment or supplement to the Shelf Registration Statement (or, in the case of an underwritten Shelf Takedown, prior to the execution of the underwriting agreement), in which case such withdrawn Shelf Takedown Notice shall not count against the limitations in Section 3.1(a)(i).

7

Section 3.5 Coordination of Conversion and Exercise.

(a)
Conversion/Exercise Notice. The Holder shall provide the Company with at least five (5) Business Days’ prior written notice of any intended conversion of Notes or exercise of Warrants that would result in the issuance of Registrable Securities not previously covered by the Shelf Registration Statement; provided that this obligation shall not apply to conversions or exercises occurring in the ordinary course after the Shelf Registration Statement has been updated to include all Registrable Securities issuable upon conversion of all outstanding Notes and exercise of all outstanding Warrants.
(b)
Automatic Inclusion. The Company shall amend or supplement the Shelf Registration Statement to include any Registrable Securities issued upon conversion of Notes or exercise of Warrants (or upon any adjustment to the conversion price of the Notes or exercise price of the Warrants) as promptly as practicable without requirement for a separate request by the Holder.
(c)
Pre-Conversion Planning. If the Holder notifies the Company of its intention to convert Notes or exercise Warrants and effect a resale within thirty (30) days of such conversion or exercise, the Company shall cooperate with the Holder to ensure that the Shelf Registration Statement is appropriately updated and effective for such resale in accordance with the timeline contemplated by the Holder.

ARTICLE IV

PIGGYBACK REGISTRATION RIGHTS

Section 4.1 Piggyback Registration.

(a)
Notice and Opportunity to Participate. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of Class A Ordinary Shares (or any other equity securities convertible into, exercisable for, or exchangeable into Class A Ordinary Shares) by the Company for its own account or for the account of any other selling shareholder (a “Piggyback Offering”), the Company shall give written notice of such proposed filing to the Holder as promptly as practicable (and in any event at least five (5) Business Days before the anticipated filing date), and such notice shall offer the Holder the opportunity to include Registrable Securities in such registration (a “Piggyback Registration”); provided that this Section 4.1 shall not apply to a registration:

(i) on Form S-8, Form S-4, or Form F-4 (or any successor forms thereto);

(ii) pursuant to a registration statement solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement;

(iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders;

8

(iv) of debt securities that are convertible into Class A Ordinary Shares; or

(v) in connection with a dividend reinvestment plan.

(b)
Inclusion of Registrable Securities. If the Holder wishes to include any Registrable Securities in a Piggyback Registration, the Holder shall so notify the Company in writing within five (5) Business Days after receipt of the Company’s notice (or such shorter period as may be specified in the Company’s notice in connection with an overnight or bought underwritten offering), and such notice from the Holder shall specify the number of Registrable Securities the Holder wishes to include. The Company shall use commercially reasonable efforts to include all such Registrable Securities in such Piggyback Registration.

ARTICLE V

SUSPENSION RIGHTS

Section 5.1 General Suspension Rights.

(a)
Suspension Events. Notwithstanding anything to the contrary in this Exhibit D, the Company may, upon written notice to the Holder (a “Suspension Notice”), suspend the Holder’s use of the Prospectus that is part of the Shelf Registration Statement (and the Holder’s ability to effect sales pursuant to the Shelf Registration Statement), if: (i) the Company is in possession of material non-public information, the disclosure of which at such time, in the good faith judgment of the Company’s board of directors, would be materially detrimental to the Company and its shareholders; or (ii) in the good faith judgment of the Company’s board of directors, the Company has a bona fide business purpose for preserving the confidentiality of a transaction or other matter and public disclosure would have a material adverse effect on the Company’s ability to consummate such transaction or otherwise achieve the intended benefit of such matter; or (iii) the Company is required to update or amend the Shelf Registration Statement or file a post-effective amendment, and the Company determines in good faith that the Company’s interests would be materially and adversely affected if such amendment or update is not promptly filed and declared effective or such post-effective amendment is not promptly filed and declared effective (each such circumstance, a “Suspension Event”).
(b)
Suspension Period Limitations.

(i) Each Suspension Notice shall state generally the basis for the suspension and the anticipated length of the suspension, but shall not disclose any material non-public information to the extent that such disclosure would be contrary to the purpose of the suspension.

(ii) The Company shall not be entitled to effect a suspension pursuant to this Section 5.1 for a period (each, a “Suspension Period”) exceeding forty-five (45) consecutive days or more than an aggregate of ninety (90) days in any twelve-month period.

9

(iii) The Company shall give the Holder written notice of the termination of any Suspension Period promptly following such termination (and in any event within one (1) Business Day).

(iv) The Company shall extend the period during which the Shelf Registration Statement must be maintained effective pursuant to Section 2.2(b) by the aggregate number of days during all Suspension Periods.

(v) Notwithstanding the foregoing, the Company shall not be entitled to effect a Suspension Period if the Company is then in material breach of any provision of this Exhibit D.

(c)
Limitation on Consecutive Suspensions. The Company shall not deliver a Suspension Notice within ninety (90) days of the termination of the immediately preceding Suspension Period unless such Suspension Notice relates to a bona fide Suspension Event that did not exist at the time of such preceding Suspension Period.

Section 5.2 Holder Obligations During Suspension.

During any Suspension Period:

(a)
the Holder shall suspend any offers or sales of Registrable Securities pursuant to the Shelf Registration Statement and shall not utilize any Prospectus in connection with any offer or sale of Registrable Securities, unless otherwise permitted by applicable securities law;
(b)
the Holder shall maintain in confidence any material non-public information received from the Company to the extent the Company has identified such information as confidential (subject to customary exceptions for disclosure required by applicable law, to regulatory authorities, or to the Holder’s attorneys, accountants, consultants, and other agents and representatives on a “need to know” basis under appropriate confidentiality obligations); and
(c)
the Holder shall have the right to withdraw any pending Shelf Takedown Notice delivered prior to the commencement of such Suspension Period, in which case such withdrawn Shelf Takedown Notice shall not count against the limitations in Section 3.1(a)(i).

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company.

(a)
Obligation to Indemnify. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holder, its Affiliates, and their respective directors, officers, employees, partners, members, managers, shareholders, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), accountants, attorneys, agents, and representatives (each, a “Holder Indemnified Party”), from

10

and against any and all losses, claims, damages, liabilities, judgments, actions, costs (including reasonable attorneys’ fees and disbursements), and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Registration Statement, Prospectus, or preliminary Prospectus, or any amendment or supplement thereto; (B) any free writing prospectus (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company; or (C) any document incorporated by reference in any of the foregoing; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading;

(ii) any violation or alleged violation by the Company of: (A) the Securities Act, the Exchange Act, any other law, including any state or foreign securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement; or (B) any applicable listing requirement of the NYSE or any other securities exchange or trading market on which the Class A Ordinary Shares are listed or quoted; or

(iii) any failure by the Company to fulfill or comply with any undertaking or agreement contained in: (A) any underwriting agreement, securities sales agreement, or similar agreement entered into in connection with an offering of Registrable Securities; or (B) this Exhibit D;

except to the extent that such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment, supplement, or document incorporated by reference in reliance upon and in conformity with the Holder Information.

(b)
Indemnification of Underwriters. The Company shall agree to customary indemnification obligations with respect to any underwriters.

Section 6.2 Indemnification by the Holder.

(a)
Obligation to Indemnify. In connection with any Registration Statement in which the Holder is participating, the Holder shall indemnify and hold harmless the Company, its directors, officers, employees, and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Company Indemnified Party”), from and against any and all Losses, as incurred, arising out of or based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, or any free writing prospectus prepared by or on behalf of the Holder, or any amendment or supplement thereto, or any document incorporated by reference therein; or

11

(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or free writing prospectus, in light of the circumstances under which they were made) not misleading;

(iii) but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Holder furnished to the Company by or on behalf of the Holder specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment, or supplement.

(b)
Holder Information. The information provided by the Holder for purposes of Section 6.2(a) (the “Holder Information”) shall consist solely of the following:

(i) the Holder’s name and address;

(ii) the number of securities of the Company owned by the Holder (and the number and percentage of the Company’s outstanding securities represented thereby);

(iii) the number and type of Registrable Securities requested to be registered or sold by the Holder; and

(iv) the intended method of disposition specified by the Holder and any related disclosures regarding the Holder’s relationship with any broker-dealer or underwriter through which the Holder intends to make sales.

(c)
Limitation on Holder’s Indemnification Obligations. Notwithstanding the foregoing:

(i) the Holder’s indemnification obligations hereunder shall be several and not joint with any other seller of Registrable Securities or other securities; and

(ii) the Holder’s indemnification obligations hereunder shall be limited to an amount equal to the net proceeds (after deducting underwriting discounts and commissions) actually received by the Holder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 6.3 Conduct of Indemnification Proceedings.

(a)
Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or Section 6.2, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided, however, that:

(i) the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or

12

Section 6.2, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice; and

(ii) the notice required by this Section 6.3(a) shall be given within a reasonable time after receipt by the indemnified party of notice of such action or proceeding.

(b)
Defense.

(i) Right to Defend. If any action or proceeding is brought against an indemnified party in respect of which indemnity may be sought from an indemnifying party pursuant to this Article VI, the indemnifying party shall be entitled to participate in and, to the extent that it wishes, jointly with any other similarly situated indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.

(ii) Notice of Election to Defend. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that: (A) if the indemnifying party has failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the indemnified party, the indemnified party shall have the right to employ separate counsel at the expense of the indemnifying party; (B) if the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party or any Affiliate or controlling person thereof, and the indemnified party shall have been advised by counsel that: (1) there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party or such Affiliate or controlling person; or (2) representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct (including any applicable rule of professional conduct requiring the counsel to maintain confidentiality of information of the indemnified party that the indemnified party has a reasonable expectation will not be disclosed to the indemnifying party); then the indemnified party shall have the right to employ separate counsel at the expense of the indemnifying party; (C) if the indemnifying party shall have failed to assume the defense of such action or proceeding within a reasonable time after receipt of notice of the commencement thereof from the indemnified party, the indemnified party may assume such defense and the indemnifying party shall be responsible for any costs or expenses incurred by the indemnified party in connection therewith; and (D) if the indemnified party is a Holder Indemnified Party and the Losses relate to an offering of Registrable Securities, and counsel to the Holder Indemnified Party shall have reasonably concluded that there may be legal defenses available to such Holder Indemnified Party that are in addition to or conflict with those available to the Company, then the Holder Indemnified Party shall have the right to employ separate counsel (but not more than one such separate counsel for all Holder Indemnified Parties in connection with any single action

13

or proceeding or group of related actions or proceedings) at the expense of the Company.

(iii) Multiple Indemnified Parties. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(c)
Settlement.

(i) No Settlement Without Consent. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned, or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent: (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, or proceeding; (B) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of any indemnified party; and (C) does not subject any indemnified party to any injunctive or other equitable relief (unless such relief is acceptable to such indemnified party).

(ii) No Settlement by Indemnified Party Without Consent. No indemnified party shall settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned, or delayed).

Section 6.4 Contribution.

(a)
Right to Contribution. If the indemnification provided for in this Article VI is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any Losses referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses:

(i) in such proportion as is appropriate to reflect the relative fault of the indemnifying parties on the one hand and the indemnified parties on the other hand in connection with the statements or omissions which resulted in such Losses; and

(ii) in such proportion as is appropriate to reflect any other relevant equitable considerations.

14

(b)
Determination of Relative Fault. The relative fault of the Company on the one hand and the Holder on the other hand shall be determined by reference to, among other things:

(i) whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holder; and

(ii) the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c)
Equitable Allocation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.4(a).
(d)
Limitation on Holder Contribution. Notwithstanding the provisions of this Section 6.4, the Holder shall not be required to contribute any amount in excess of the net proceeds (after deducting underwriting discounts and commissions) actually received by the Holder from the sale of Registrable Securities pursuant to the applicable Registration Statement.
(e)
No Contribution by Persons Guilty of Fraudulent Misrepresentation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(f)
Indemnification of Underwriters. For purposes of this Section 6.4, each Person, if any, who controls the Holder or any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Holder or such underwriter, as the case may be, and each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 6.5 Survival and Non-Exclusivity.

The indemnification and contribution obligations of the Company and the Holder under this Article VI shall:

(a)
be in addition to any liability which the Company or the Holder may otherwise have;
(b)
survive any termination of this Exhibit D; and
(c)
remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Registrable Securities by the Holder.

15

ARTICLE VII

PARTICIPATION IN UNDERWRITTEN OFFERINGS

Section 7.1 Conditions to Participation.

No Holder may participate in any underwritten offering of Registrable Securities hereunder unless such Holder:

(a)
agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements customary for such type of offering;
(b)
completes and executes all customary questionnaires, powers of attorney, lock-up agreements, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; and
(c)
agrees to pay its pro rata share of all underwriting discounts and commissions applicable to the Registrable Securities sold for its account.

Section 7.2 No Presumption of Underwriter Status.

For the avoidance of doubt, the Holder shall not be deemed to be an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to any offering of Registrable Securities hereunder unless the Holder expressly consents in writing to be so designated.

ARTICLE VIII

SPECIAL PURPOSE VEHICLE PROVISIONS

Section 8.1 Distribution Rights.

(a)
Distributions to Partners/Members. Notwithstanding anything to the contrary in this Exhibit D, the Holder may effect distributions of Registrable Securities to its limited partners, members, or shareholders (collectively, “Partners”) pursuant to the Shelf Registration Statement without such distribution counting as a Shelf Takedown for purposes of Section 3.1(a)(i), provided that:

(i) the Holder provides the Company with at least twenty (20) Business Days’ prior written notice of such distribution, including the number of Registrable Securities to be distributed and the identities of the distributees;

(ii) such distributees agree in writing to be bound by the applicable provisions of this Exhibit D as they relate to subsequent transfers and sales of such Registrable Securities;

(iii) the plan of distribution in the Prospectus permits such distributions; and

16

(iv) the Holder provides the Company with such information regarding the distributees as may be reasonably necessary to update the Prospectus in accordance with the requirements of the Securities Act.

(b)
Amendment of Registration Statement. The Company shall amend or supplement the Shelf Registration Statement and Prospectus as necessary to reflect any distribution made pursuant to Section 8.1(a) within ten (10) Business Days of receipt of the notice required by Section 8.1(a)(i).

Section 8.2 Rights of Distributees.

Any limited partner, member, or shareholder of the Holder who receives Registrable Securities in a distribution pursuant to Section 8.1 shall have the right to effect resales of such Registrable Securities pursuant to the Shelf Registration Statement in accordance with the terms and conditions of this Exhibit D; provided that:

(a)
such distributee shall be subject to all limitations and conditions applicable to the Holder under this Exhibit D (including without limitation the Suspension Period provisions of Article V and the indemnification provisions of Article VI);
(b)
for purposes of determining compliance with any minimum thresholds or limitations on the number of demands, takedowns, or other actions that may be taken under this Exhibit D, all distributees shall be aggregated with the Holder and treated as a single Holder; and
(c)
the aggregate number of demands, takedowns, or other actions by the Holder and all distributees collectively shall not exceed the limitations applicable to the Holder under this Exhibit D.

Section 8.3 Holder Responsibility.

The Holder shall be responsible for ensuring that all distributees comply with the terms and conditions of this Exhibit D and applicable securities laws in connection with any resales of Registrable Securities received in distributions, and the Holder shall indemnify and hold harmless the Company from and against any Losses arising out of any breach by any such distributee of the terms of this Exhibit D or applicable securities laws.

ARTICLE IX

COORDINATION WITH COMPANY MANAGEMENT

Section 9.1 Information Barriers.

(a)
Acknowledgment. The parties acknowledge that Founder, as both:

(i) an indirect holder of Registrable Securities through his ownership interest in the Holder; and

(ii) the Chief Executive Officer of the Company;

17

may from time to time be in possession of material non-public information about the Company.

(b)
Information Barrier Procedures. To facilitate compliance with applicable securities laws and to address potential conflicts of interest:

(i) the Company shall establish and maintain reasonable information barrier procedures to separate Founder’s role as an officer of the Company from his role as an indirect beneficial owner of Registrable Securities through the Holder;

(ii) the Holder acknowledges that there may be periods during which Founder is subject to trading blackout periods or other restrictions on trading imposed by the Company’s insider trading policies, and the Holder agrees to comply with such restrictions with respect to Registrable Securities beneficially owned by Founder through the Holder (whether directly or indirectly);

(iii) the Company shall provide the Holder (other than Founder) with written notice of any trading blackout periods applicable to executive officers of the Company at least five (5) Business Days prior to the commencement thereof, to the extent such notice would not involve the disclosure of material non-public information; and

(iv) the Holder shall establish and maintain procedures reasonably designed to ensure that: (A) investment and trading decisions regarding Registrable Securities are made by persons other than Founder; or (B) if such decisions are made with the involvement of Founder, such decisions are made in accordance with appropriate policies and procedures designed to prevent trading on the basis of material non-public information and to comply with applicable securities laws.

(c)
Confidentiality. Founder acknowledges and agrees that he shall maintain the confidentiality of any material non-public information obtained in his capacity as an officer of the Company and shall not share such information with the Holder or any other partner, member, or shareholder of the Holder except:

(i) as required by applicable law or legal process;

(ii) with the prior written consent of the Company’s board of directors (excluding Founder if he/she is a director); or

(iii) to the extent such information has become publicly available through no breach of this Exhibit D or any other confidentiality obligation.

Section 9.2 No Waiver of Rights.

Nothing in this Article IX shall be construed as a waiver of any of the rights granted to the Holder under this Exhibit D, and any restrictions on the Holder’s ability to effect resales during trading blackout periods or due to Founder’s possession of material non-public information shall extend the applicable time periods under this Exhibit D (including the period

18

during which the Shelf Registration Statement must be maintained effective pursuant to Section 2.2(b)) on a day-for-day basis.

Section 9.3 Allocation of Liability.

(a)
No Presumption of Holder Knowledge. The Company acknowledges and agrees that the Holder shall not be deemed to possess material non-public information solely by virtue of Founder’s position as an officer or director of the Company or his ownership interest in the Holder, provided that the Holder complies with the information barrier procedures described in Section 9.1(b)(iv).
(b)
Company Acknowledgement. The Company acknowledges that it has agreed to the provisions of this Article IX as an accommodation to facilitate such structure while maintaining compliance with applicable securities laws.

article x

EXPENSES

Section 10.1 Company Payment of Registration Expenses.

The Company shall pay all Registration Expenses in connection with any registration of Registrable Securities pursuant to this Exhibit D, regardless of whether such registration is consummated.

Section 10.2 Holder Payment of Selling Expenses.

The Holder shall pay all Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Exhibit D.

Section 10.3 Allocation Among Multiple Holders.

If there is more than one Holder participating in any registration hereunder: (a) Registration Expenses shall be borne by the Company; and (b) Selling Expenses shall be borne by each Holder pro rata based on the number of Registrable Securities sold by each Holder in such registration (or on such other basis as the Holders may mutually agree).

Section 10.4 Expenses for Withdrawn or Postponed Registrations.

If a registration is withdrawn at the request of the Holder (other than as a result of a Postponement Period or Suspension Period initiated by the Company), the Holder shall reimburse the Company for all Registration Expenses incurred by the Company in connection with such registration, and such registration shall count as one of the Holder’s demand rights under Section 3.1(a)(i) (if applicable).

19

article xi

ASSIGNMENT AND TERMINATION

Section 11.1 The registration rights hereunder shall not be transferred or assigned in whole or in part by the Purchaser without the prior written consent of the Company; provided that the Purchaser may transfer or assign the registration rights granted to it hereunder without the prior written consent of the Company to any Person to whom the Purchaser transfers all or any portion of the Notes, Warrants or Registrable Securities in compliance with the terms of the Transaction Documents (as defined in the Note Purchase Agreement).

Section 11.2 The registration rights and obligations under this Exhibit D shall terminate as to a Holder on the date on which that Holder ceases to own any Registrable Securities, or upon the mutual written consent of the Company and the Holder. No termination under this Exhibit D shall relieve any Person of liability for breach prior to termination.

20